                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.___)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            AERIAL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

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
    [LOGO]

                                              April 15, 1997

Dear Shareholders:

    You are cordially invited to attend the Aerial Communications, Inc. 1997 Annual Meeting on Monday, May 12, 1997, at 10:00 a.m., Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, on the 8th floor in the Auditorium.

    The formal Notice of the Annual Meeting and Proxy Statement and the 1996 Annual Report are enclosed. The Proxy Statement contains information about the nominees for the Board of Directors. Shareholders will be asked to elect Directors to serve in three classes with staggered terms of office. In addition, Shareholders are being asked to approve the Company's 1996 Employee Stock Purchase Plan, the Company's 1996 Long-Term Incentive Plan, an amendment to the Restated Certificate of Incorporation of the Company increasing the number of authorized shares and to ratify the selection of independent public accountants for the current fiscal year. The Board of Directors recommends a vote "FOR" the nominees, "FOR" the proposal to approve the Company's 1996 Employee Stock Purchase Plan, "FOR" the proposal to approve the Company's 1996 Long-Term Incentive Plan, "FOR" the proposal to approve the amendment to the Restated Certificate of Incorporation and "FOR" the proposal to ratify the selection of independent public accountants.

    The Board of Directors and members of our management team will be at the Annual Meeting to discuss our record of achievement and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

    If you have any questions prior to the Annual Meeting, please call Investor Relations at (773) 399-4385. We look forward with pleasure to visiting with you at the Annual Meeting.

                            With very best regards,

                     [SIGNATURE]                                [SIGNATURE]
            LeRoy T. Carlson, Jr.                              Don Warkentin
                  Chairman                                       President

                                       AERIAL COMMUNICATIONS, INC.
                                       8410 W. BRYN MAWR AVE., SUITE 1100
                                       CHICAGO, IL 60631
                                       773-399-4200 PHONE
                                       773-399-4170 FAX

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

To the Shareholders of

                          AERIAL COMMUNICATIONS, INC.

    The 1997 Annual Meeting of the Shareholders of Aerial Communications, Inc., a Delaware corporation (the "Company" or "Aerial"), will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium on Monday, May 12, 1997, at 10:00 a.m., Chicago time, for the following purposes:

    1. to elect four Class I directors, three Class II directors, and three Class III directors;

    2.  to approve the Company's 1996 Employee Stock Purchase Plan;

    3.  to approve the Company's 1996 Long-Term Incentive Plan;

    4. to approve an amendment to the Restated Certificate of Incorporation of the Company;

    5. to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ended December 31, 1997; and

    6. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    This Notice of Annual Meeting and Proxy Statement is first being mailed to shareholders on or about April 15, 1997.

    On February 28, 1997, the Company had outstanding 31,387,781 Common Shares, par value $1.00 per share, and 40,000,000 Series A Common Shares, par value $1.00 per share. As of February 28, 1997, there were no outstanding Series B Common Shares, par value $1.00 per share or Preferred Shares, par value $1.00 per share, of the Company. The holder of Series A Common Shares will elect three Class I directors, two Class II directors, and two Class III directors at the Annual Meeting, and the holders of Common Shares will elect one Class I director, one Class II director, and one Class III director. Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), is the sole holder of Series A Common Shares. The holder of Series A Common Shares is entitled to fifteen votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote at the Annual Meeting. Each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the Annual Meeting. Proxies are being requested from the holders of Common Shares in connection with the election of one Class I director, one Class II director, and one Class III director to be elected by holders of Common Shares, the approval of the Company's 1996 Employee Stock Purchase Plan, the approval of the Company's 1996 Long-Term Incentive Plan and the ratification of the selection of Arthur Andersen LLP.

    On November 20, 1996, Aerial Communications, Inc. ("Aerial") filed a certificate of ownership with the State of Delaware, Office of the Secretary of State, officially changing its name from "American Portable Telecom, Inc." to "Aerial Communications, Inc." Aerial is the thirteen-largest licensee of Personal Communications Services ("PCS") in the United States in terms of potential population coverage. Through its subsidiaries, it currently holds six licenses issued by the Federal Communications Commission to provide PCS in the Columbus, Kansas City, Houston, Minneapolis, Pittsburgh and Tampa/ Orlando Major Trading Areas ("MTAs"). During 1996, the Company sold its licenses covering the Alaskan and Guam MTAs to third parties.

                               VOTING INFORMATION

    Holders of Common Shares may, with respect to the election of the Class I, Class II and Class III directors to be elected by the holders of Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees. The holder of Series A Common Shares may, with respect to the election of the Class I, Class II and Class III directors to be elected by the holders of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees. A shareholder may, with respect to each of the other proposals, (i) vote FOR approval, (ii) vote AGAINST approval or (iii) ABSTAIN from voting on such proposal. All properly executed and unrevoked proxies received in the accompanying form in time for the 1997 Annual Meeting will be voted in the manner directed therein. If no direction is made, a proxy by a holder of Common Shares will be voted FOR the election of the named director nominees to serve as the respective Class I, Class II and Class III directors, a proxy by the holder of Series A Common Shares will be voted FOR the election of the named director nominees to serve as the respective Class I, Class II and Class III directors and a proxy by any shareholder will be voted FOR the proposals to approve the Company's 1996 Employee Stock Purchase Plan, to approve the Company's 1996 Long-Term Incentive Plan, to approve the amendment to the Restated Certificate of Incorporation of the Company and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1997. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. The holders of a majority of the votes of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, except that, in the case of matters such as the election of directors, where a separate vote by a class or classes is required, the holders of a majority of the votes of the stock of such class or classes, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

    The election of the Class I, Class II and Class III directors to be elected requires the affirmative vote of plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, each person receiving the greatest number of votes by the holders of shares entitled to vote with respect to the election of such Class I, Class II and Class III directors will be elected to serve as a Class I, Class II or Class III director. Since the election of Class I, Class II and Class III directors require only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for a nominee and non-votes with respect to the election of Class I, Class II and Class III directors will not affect the outcome of the election of the Class I, Class II or Class III directors.

    If a quorum is present at the Annual Meeting, the approval of the 1996 Employee Stock Purchase Plan requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    If a quorum is present at the Annual Meeting, the approval of the 1996 Long-Term Incentive Plan requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    If a quorum is present at the Annual Meeting, the approval of the amendment to the Company's Restated Certificate of Incorporation requires the affirmative vote of a majority of the Series A Common Shares by the holder thereof. Votes to abstain from voting on such proposal and non-votes with respect to such proposal will be treated as a votes against such proposal

    If a quorum is present at the Annual Meeting, the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1997 requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    A complete list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of the Company, 8410 West Bryn Mawr Avenue, Suite 1100, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, beginning at least ten days prior to the date of the meeting and continuing through the Annual Meeting.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    The business of the Company is managed under the direction of the Company's Board of Directors. The Board of Directors is presently composed of ten directors. Commencing with the 1997 Annual Meeting, the Board of Directors will be divided into three classes: Class I, Class II, and Class III. The term of office of the initial Class I directors shall expire at the Annual Meeting in 1998; the term of office of the initial Class II directors shall expire at the annual meeting in 1999 and the term of office of the initial Class III directors shall expire at the Annual Meeting in 2000, and thereafter when their respective successors in each case are elected and qualified. At each annual election held after the 1997 Annual Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding Annual Meeting and thereafter when their respective successors in each case are elected and qualified.

NOMINEES

             CLASS I DIRECTORS -- TERMS SCHEDULED TO EXPIRE IN 1998

    The following persons, if elected at the Annual Meeting of Shareholders on May 12, 1997, will serve as the initial Class I Directors for a period of one year, or until their successors are elected and qualified.

                NOMINEE FOR ELECTION BY HOLDERS OF COMMON SHARES

                                                              POSITION WITH THE COMPANY              SERVED AS
                 NAME                        AGE               AND PRINCIPAL OCCUPATION           DIRECTOR SINCE
---------------------------------------      ---      ------------------------------------------  ---------------
John D. Foster.........................          53   Director of the Company and President of            1996
                                                       Vedra International Associates

    John D. Foster was appointed a Director of the Company in 1996. He is President of Vedra International Associates, an investment banking firm based in Florida. From 1968 to 1996, Mr. Foster held a number of senior management positions both domestic and international with AT&T Corp.

           NOMINEES FOR ELECTION BY HOLDER OF SERIES A COMMON SHARES

                                                              POSITION WITH THE COMPANY              SERVED AS
                 NAME                        AGE              AND PRINCIPAL OCCUPATION            DIRECTOR SINCE
---------------------------------------      ---      -----------------------------------------  -----------------
LeRoy T. Carlson, Jr...................          50   Chairman and Director of the Company and            1995
                                                       President and Chief Executive Officer of
                                                       TDS
Rudolph E. Hornacek....................          69   Director of the Company and Vice                    1991
                                                       President-Engineering of TDS
Donald W. Warkentin....................          41   President and Chief Executive Officer and           1995
                                                       Director of the Company

    LeRoy T. Carlson, Jr., Chairman of the Company, has been President and Chief Executive Officer of TDS for more than five years. Mr. Carlson also serves on the Board of Directors of TDS. He is also Chairman and a Director of American Paging, Inc. (AMEX: "APP"), a majority owned subsidiary of TDS that provides radio paging services, United States Cellular Corporation (AMEX: "USM"), a majority owned subsidiary of TDS that provides cellular service, and TDS Telecommunications Corporation ("TDS Telecom"), a wholly owned subsidiary of TDS that operates local telephone companies. He is the son of LeRoy T. Carlson, Sr. and the brother of Walter C.D. Carlson.

    Rudolph E. Hornacek has been Vice President-Engineering of TDS for more than five years. He is a Director of TDS and TDS Telecom.

    Donald W. Warkentin has been President and Chief Executive Officer of the Company since June, 1995. He has served as a Director of the Company since August, 1995. From 1994 to 1995, Mr. Warkentin was Vice President of Multimedia Marketing for U.S. West Communications. From 1990 to 1994, he was head of Marketing for Mercury One-2-One in the United Kingdom.

            CLASS II DIRECTORS -- TERMS SCHEDULED TO EXPIRE IN 1999

    The following persons, if elected at the Annual Meeting of Shareholders on May 12, 1997, will serve as the initial Class II Directors for a period of two years, or until their successors are elected and qualified.

                NOMINEE FOR ELECTION BY HOLDERS OF COMMON SHARES

                                                              POSITION WITH THE COMPANY              SERVED AS
                 NAME                        AGE               AND PRINCIPAL OCCUPATION           DIRECTOR SINCE
---------------------------------------      ---      ------------------------------------------  ---------------
James Barr III.........................          56   Director of the Company and President of            1996
                                                       TDS Telecom

    James Barr III has been President and Chief Executive Officer of TDS Telecom for more than five years. He is a Director of TDS and American Paging.

           NOMINEES FOR ELECTION BY HOLDER OF SERIES A COMMON SHARES

                                                              POSITION WITH THE COMPANY              SERVED AS
                 NAME                        AGE              AND PRINCIPAL OCCUPATION            DIRECTOR SINCE
---------------------------------------      ---      -----------------------------------------  -----------------
Walter C.D. Carlson....................          43   Director of the Company and Partner,                1996
                                                       Sidley & Austin, Chicago, Illinois
J. Clarke Smith........................          54   Vice President-Finance and                          1996
                                                       Administration, Chief Financial Officer
                                                       and Treasurer of the Company and
                                                       Director of the Company

    Walter C.D. Carlson has been a partner of the law firm of Sidley & Austin for more than five years. He also serves on the Board of Directors of TDS and United States Cellular. He is the son of LeRoy T. Carlson, Sr. and the brother of LeRoy T. Carlson, Jr.

    J. Clarke Smith has been Vice President -- Finance and Administration, Chief Financial Officer and Treasurer of the Company since November, 1995. He has served as a Director of the Company since February, 1996. Prior to that, he was President and CEO of Mortgage Edge Corporation from 1993 to 1995 and President of Sears Savings Bank from 1989 to 1993.

            CLASS III DIRECTORS -- TERMS SCHEDULED TO EXPIRE IN 2000

    The following persons, if elected at the Annual Meeting of Shareholders on May 12, 1997, will serve as the initial Class III Directors for a period of three years, or until their successors are elected and qualified.

                NOMINEE FOR ELECTION BY HOLDERS OF COMMON SHARES

                                                              POSITION WITH THE COMPANY              SERVED AS
                 NAME                        AGE              AND PRINCIPAL OCCUPATION            DIRECTOR SINCE
---------------------------------------      ---      -----------------------------------------  -----------------
Thomas W. Wilson, Jr...................          65   Director of the Company and Chairman,               1996
                                                       Information Resources, Inc.

    Thomas W. Wilson, Jr. has been Chairman of Information Resources, Inc., a consumer research corporation based in Chicago, since 1995. Prior to his retirement in 1990, he was a Director of McKinsey & Company, where he spent 23 years. He also serves on the Board of Directors of Information Resources and Productivity Solutions, Inc.

           NOMINEES FOR ELECTION BY HOLDER OF SERIES A COMMON SHARES

                                                              POSITION WITH THE COMPANY              SERVED AS
                 NAME                        AGE              AND PRINCIPAL OCCUPATION            DIRECTOR SINCE
---------------------------------------      ---      -----------------------------------------  -----------------
LeRoy T. Carlson.......................          80   Director of the Company and Chairman of             1996
                                                       TDS

Murray L. Swanson......................          55   Director of the Company and Executive               1996
                                                       Vice President and Chief Financial
                                                       Officer of TDS

    LeRoy T. Carlson has been Chairman of TDS for more than five years. He is also a Director of TDS and United States Cellular. He is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

    Murray L. Swanson has been Executive Vice President and Chief Financial Officer of TDS for more than five years. He also serves on the Board of Directors of TDS, United States Cellular, American Paging and TDS Telecom.

                            COMMITTEES AND MEETINGS

    The Board of Directors of the Company held two meetings during 1996. All of the Directors attended at least 75% of the meetings of the Board of Directors held in 1996.

    The Board of Directors does not presently have a formal Director nominating committee.

    The Audit Committee of the Board of Directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's internal audit staff and independent public accountants. The Audit Committee is composed of Messrs. Walter C.D. Carlson (Chairman), John D. Foster and Thomas W. Wilson, Jr. The Audit Committee did not hold any meetings in 1996.

    The Stock Option Compensation Committee of the Board of Directors consists of Thomas W. Wilson, Jr. (Chairman) and John D. Foster. The principal functions of the Stock Option Compensation Committee are to consider and approve long-term compensation for Executive Officers and to consider and recommend new long-term compensation plans or changes to long-term compensation plans to the Board of Directors. The Stock Option Compensation Committee did not hold any meetings in 1996.

                                   PROPOSAL 2
                       1996 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve the Company's 1996 Employee Stock Purchase Plan, as amended (the "Purchase Plan").

    The purpose of the Purchase Plan is to encourage and facilitate the purchase of Common Shares by eligible employees of the Company and its subsidiaries and to provide an additional incentive to promote the best interests of the Company and its subsidiaries and an additional opportunity to participate in their economic progress. The Purchase Plan was approved by the Board of Directors of the Company (the "Board") and became effective October 1, 1996. The Purchase Plan is subject to the approval of the shareholders of the Company within twelve months before or after its adoption by the Board. The Purchase Plan will be administered by a two-person committee (the "Committee") composed of persons who are ineligible to participate in the Purchase Plan. Subject to the express provisions of the Purchase Plan, the Committee will have complete authority to interpret the Purchase Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Purchase Plan. The Board may at any time, and from time to time, amend the Purchase Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Purchase Plan (unless certain changes occur in the Company's capital structure as described in the Purchase Plan), or that would otherwise require shareholder approval under applicable law.

    The Purchase Plan will terminate on September 30, 1998 (the "Termination Date"), or, if earlier, upon the purchase by participants of all shares that may be issued under the Purchase Plan or any earlier time in the discretion of the Board. The date on which the Purchase Plan terminates will be treated as a "Purchase Date" under the Purchase Plan, as described below.

    In general, any employee of the Company or any of its subsidiaries that has adopted the Purchase Plan with the prior approval of the Company (a "participating subsidiary") is eligible to participate in the Purchase Plan as of the effective date of the Purchase Plan, provided that such employee has at least three months of continuous service with the Company or a participating subsidiary immediately prior to such effective date (a "Participant"). Under the Purchase Plan, an entry date occurs on October 1, 1996 and each subsequent January 1, April 1, July 1 and October 1. Approximately 100 employees are eligible to participate in the Purchase Plan as of October 1, 1996.

    The maximum number of shares available for purchase under the Purchase Plan will be 200,000 Common Shares, subject to adjustment in the event of certain changes to the Company's capital structure, as described in the Purchase Plan. Notwithstanding anything to the contrary in the Purchase Plan, no employee may be granted an option under the Purchase Plan to purchase Common Shares if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company, TDS or any of their subsidiaries. In addition, no Participant may be granted an option to purchase Common Shares that permits the Participant to purchase shares in any calendar year under the Purchase Plan and all other employee stock purchase plans (within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code")) of the Company and its subsidiaries with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000.

    At least 15 days (or such other period as may be prescribed by the Committee) prior to the first entry date as of which an employee is eligible to participate in the Purchase Plan, an employee may file an election specifying his chosen rate of payroll deduction contributions. Under the Purchase Plan, an employee may elect to make payroll deduction contributions in an amount equal to a whole percentage not less than one and not more than 15 percent of the employee's compensation (as defined in the Purchase Plan) for each payroll period, beginning with the first pay date which occurs on or after the entry date as of which such employee commences participation in the Purchase Plan. At least 15 days (or such other period as may be prescribed by the Committee) prior to any entry date, a Participant will have the right to elect to decrease (but not to increase) his or her designated rate of payroll deductions under the Purchase Plan. An election by a Participant to decrease his designated rate of payroll deductions to zero percent of his compensation will be deemed an election to abandon his right to purchase Common Shares under the Purchase Plan, as described below.

    The Committee will cause to be established a separate "Employee Stock Purchase Account" on behalf of each Participant to hold payroll deduction contributions made under the Purchase Plan. Subject to a Participant's right of abandonment described below, the balance of each Participant's Employee Stock Purchase Account will be applied on each Purchase Date to purchase the number of whole Common Shares determined by dividing the balance of such Participant's Employee Stock Purchase Account as of such date by the Purchase Price. Under the Purchase Plan, a "Purchase Date" occurs on March 31, 1997, September 30, 1997, March 31, 1998 and September 30, 1998. The "Purchase Price" under the Purchase Plan is, with respect to a Purchase Date, 85 percent of the closing price of a Common Share on the NASDAQ National Market on such date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the NASDAQ National Market on the next preceding trading day, rounded up to the nearest whole cent. In addition, a Participant will not be permitted to purchase more than 2,530 Common Shares during any calendar year. Such maximum number of shares is equal to $25,000 divided by $9.88, the closing price of a Common Share on the NASDAQ National Market on October 1, 1996.

    Following each Purchase Date, the Company will purchase or issue Common Shares, in its sole discretion, and each Participant will be issued a certificate representing the Common Shares purchased by the Participant under the Purchase Plan on such date. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Purchase Plan, the number of Common Shares to be purchased by each Participant will be reduced in a manner described in the Purchase Plan, or such other method which the Committee determines to be equitable, in its sole discretion.

    The Company believes that the Purchase Plan qualifies under section 423 of the Code as an employee stock purchase plan. Under section 423 the Participant does not recognize any taxable income at the time Common Shares are purchased under the Purchase Plan. The following is a brief summary of the federal income tax consequences under the Purchase Plan.

    If a Participant disposes of Common Shares purchased under the Purchase Plan within two years after October 1, 1996 (referred to herein as the "grant date") or within one year after an applicable Purchase Date, whichever is later (a "disqualifying disposition"), the Participant will recognize ordinary compensation income in the amount of the excess of the fair market value of the Common Shares on such Purchase Date over the Purchase Price of the Common Shares. The Participant's cost basis in the Common Shares will be increased by the amount of such ordinary compensation income. If the amount realized upon such disposition exceeds the Participant's cost basis in the Common Shares (as so increased), the Participant will recognize capital gain in the amount of the difference between the amount realized and such adjusted cost basis. Under current tax law, gain on capital assets held for less than one year is treated as "short-term" capital gain which is not eligible for certain preferential tax treatment afforded "long-term" capital gain. In the event the amount realized is less than the cost basis in the Common Shares (as so increased), the Participant will recognize capital loss in the amount of the difference between the adjusted cost basis and the amount realized.

    If a Participant disposes of Common Shares purchased under the Purchase Plan two years or more after the grant date or one year or more after the applicable Purchase Date, whichever is later (a "qualifying disposition"), the tax treatment will be different. The Participant will recognize ordinary compensation income in the amount of the lesser of (i) the excess of the fair market value of the Common Shares on the grant date over the option price of the Common Shares (in this case, 85 percent of the closing price for such Common Shares on the NASDAQ National Market) on the grant date, and (ii) the excess of the amount realized over the Purchase Price of the Common Shares. The Participant's cost basis in the Common shares will be increased by the amount of such ordinary compensation income. In addition, the Participant will recognize capital gain equal to the difference (if any) between the amount realized upon such disposition and the cost basis in the Common Shares (as so increased). In the event the amount realized is less than the Purchase Price, the Participant will recognize capital loss in the amount of the difference between the Purchase Price and the amount realized.

    The Company will not be entitled to a deduction for any excess of the fair market value of the Common Shares over the Purchase Price, except to the extent the Participant recognizes ordinary compensation income upon a disqualifying disposition.

    The following table specifies the number of Common Shares and the value of the discount purchase price assuming all Common Shares subscribed for by the named executive or group are purchased:

                               NEW PLAN BENEFITS
                       1996 EMPLOYEE STOCK PURCHASE PLAN

                                                                        DOLLAR VALUE       NUMBER OF
                                NAME                                        (1)         COMMON SHARES(2)
---------------------------------------------------------------------  --------------  ------------------
LeRoy T. Carlson, Jr. (3)
 Chairman and Director of the Company................................  $           --               --
Donald W. Warkentin
 President and Chief Executive Officer
 and Director of the Company.........................................              --               --
J. Clarke Smith
 Vice President-Finance and Administration,
 Chief Financial Officer,
 Treasurer and Director of the Company...............................              --               --
Glenn S. Robinette
 Vice President-Customer Service.....................................              --               --
Carol J. Ogren
 Vice President-Human Resources......................................           1,236              834
Gerald N. Rhodes
 Vice President-Marketing and Sales..................................             812              548
Other Executives.....................................................           7,499            5,060
Executive Group......................................................           9,547            6,442
Non-Executive Director Group.........................................              --               --
Non-Executive Officer Employee Group.................................         286,853          193,558
    TOTAL (4)........................................................  $      296,400          200,000

------------------------

(1) Represents the product of (i) the number of Common Shares subscribed for and (ii) the difference between $9.88, the closing price of the Common Shares on October 1, 1996, the effective date of the Plan, and 85% of such closing price.

(2) Represents the number of Common Shares subscribed for by the named executive officer or groups (calculated as the amount of annual compensation elected to be deducted by the named person or group divided by $8.398, 85% of the closing price of the Common Shares on October 1, 1996.)

(3) Pursuant to the Plan, LeRoy T. Carlson, Jr. is not eligible to participate.

(4) This assumes that the maximum number of shares available will be purchased under the Plan.

    This description of the 1996 Employee Stock Purchase Plan is a summary only and is qualified by the terms of the 1996 Employee Stock Purchase Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                         1996 LONG-TERM INCENTIVE PLAN

GENERAL

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve the Company's 1996 Long-Term Incentive Plan, as amended (the "Incentive Plan"). The purposes of the Incentive Plan are (i) to align the interests of the shareholders of the

Company and the key executive and management employees of the Company and certain independent contractors hired by the Company ("employees") who receive options under the Incentive Plan by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining such employees of the Company, and (iii) to motivate such employees to act in the long-term best interests of the Company. The Incentive Plan became effective on April 25, 1996, the date of the Company's initial public offering ("IPO") and will terminate ten years thereafter unless terminated earlier by the Board.

    The Incentive Plan will be administered by a Committee (the "Committee") designated by the Board of Directors of the Company, consisting of two or more members of the Board, each of whom may be required to be "outside directors" within the meaning of section 162(m) of the Code, and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will select those eligible employees for participation in the Incentive Plan as the Committee determines and will determine the form and timing of each grant of an option and the number of Common Shares subject to each option, the purchase price per Common Share purchasable upon exercise of the option, the time and conditions of exercise of the option and all other terms and conditions of the option, including, without limitation, the form of the award evidencing the option.

    Participants in the Incentive Plan may consist of such employees of the Company as the Committee may select from time to time. The Committee may grant incentive stock options which meet the requirements of section 422 of the code ("ISOs") or non-qualified stock options which are not ISOs ("NSOs"). Each ISO must be granted within ten years of the effective date of the Incentive Plan. Options will be subject to the terms and conditions set forth in the Incentive Plan and will contain such additional terms and conditions, not inconsistent with the terms of the Incentive Plan, as the Committee deems advisable, except that the Committee may not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 150,000 Common Shares (as may be adjusted pursuant to the Incentive Plan due to changes in the capital structure of the Company).

    The number of Common Shares subject to an option and the purchase price per Common Share purchasable upon exercise of the option will be determined by the Committee in its discretion. However, the Incentive Plan provides that the purchase price per Common Share purchasable upon exercise of either an ISO or a NSO will generally be the average fair market value of a Common Share during the 20 trading days immediately preceding the date the option is granted, but in the case of an ISO, will not be less than 100% of the fair market value of a Common Share on the date of grant of such option and that if an ISO is granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries (a "ten percent holder"), the purchase price per Common Share must be at least 110% of its fair market value. In the case of options which were granted in connection with the Company's IPO, the purchase price was $17.00 per share, the initial public offering price of a Common Share.

    The period during which an option may be exercised will be determined by the Committee. However, the Incentive Plan provides that no ISO may be exercised later than ten years after its date of grant and that, if an ISO is granted to a ten percent holder, such option must be exercised within five years of its date of grant. The Committee may establish performance measures which must be satisfied during a performance period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. Notwithstanding any other provision of the Incentive Plan or any provision of any award, in the event of a change in control (as defined in the Incentive
Plan) of the Company, all outstanding options will become immediately exercisable in full.

    The maximum number of shares available to be offered to approximately 30 eligible employees will initially be 1,500,000 Common Shares, subject to adjustment in the event of certain changes in the capital structure of the Company. To the extent that any such event entitles a holder of an option to purchase additional Common Shares or other securities, the securities available under the Incentive Plan will be deemed to include such additional Common Shares or other securities.

    The Board may amend the Incentive Plan as it deems advisable, subject to any requirement of share-holder approval under applicable law, including section 162(m) of the Code, except that, subject to adjustment for certain changes in the capital structure of the Company, no amendment may be made without shareholder approval if such amendment (a) would increase the maximum number of Common Shares available for issuance under the Incentive Plan or (b) would reduce the minimum purchase price in the case of an option, and no amendment may extend the term of the Incentive Plan or effect any change inconsistent with section 422 of the Code with respect to any ISO granted under the Incentive
Plan.

    There are no tax consequences to the Company or a participant upon the grant of an option pursuant to the Incentive Plan. A participant who is granted an NSO will generally recognize income at the time such option is exercised in an amount equal to the difference between the exercise price of the Common Shares with respect to which the option is exercised and the market value of the shares on the date of exercise. The Company will be entitled to a tax deduction for the amount of income recognized by a participant. A participant who is granted an ISO will not recognize any taxable income at the time of its exercise. If the holder of an ISO does not dispose of the Common Shares acquired upon the exercise of the option before the later of two years from the date of grant of the option and one year from the date of exercise any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction for federal income tax purposes. If the holder sells or disposes of the Common Shares acquired upon the exercise of an ISO within two years from the date of the grant or one year from the date of exercise (a "disqualifying disposition") and the amount realized upon such disposition is greater than the exercise price, then the holder will recognize ordinary income at the time of the disqualifying disposition in an amount equal to the excess of the lesser of (i) the amount realized upon the disposition and (ii) the fair market value of the shares disposed of, determined on the date such shares were transferred to the holder pursuant to the exercise of the option, over the exercise price. The Company generally will be entitled to a deduction corresponding to the amount of recognized ordinary income.

    The following table specifies the number of Common Shares which are subject to options granted to the named executive or group as of December 31, 1996.

                               NEW PLAN BENEFITS
                         1996 LONG-TERM INCENTIVE PLAN

                                                                                         NUMBER OF STOCK
                                  NAME AND POSITION                                         OPTIONS(1)
--------------------------------------------------------------------------------------  ------------------
LeRoy T. Carlson, Jr.
 Chairman.............................................................................          --
Donald W. Warkentin
 President and Chief Executive Officer................................................          --      (2)
J. Clarke Smith
 Vice President Finance and Administration,
 Chief Financial Officer,
 Treasurer and Director...............................................................            54,735
Glenn Robinette
 Vice President-Customer Service (3)..................................................            22,750
Carol J. Ogren
 Vice President-Human Resources.......................................................            21,000
Gerald N. Rhodes (4)
 Vice President-Marketing and Sales...................................................          --
Other Executives......................................................................          --
Executive Group.......................................................................            98,485
Non-Executive Director Group..........................................................          --
Non-Executive Officer Employee Group..................................................           211,820
    TOTAL (5).........................................................................           310,305

------------------------------

    (1) Represents the number of Common Shares which are subject to options granted to the named executive group.

    (2) On January 23, 1997 the Stock Option Compensation Committee of the Board of Directors awarded Mr. Warkentin options for 106,883 shares at an exercise price of $17.00.

    (3) Mr. Robinette resigned from the Company effective January 17, 1997.

    (4) Mr. Rhodes joined the Company in September 1996 and therefor, did not receive any options in the Company's IPO.

    (5) Since the option exercise price for all options was equal to or greater than the fair market value of the underlying Common Shares on the grant date, no value was assigned to the options for purposes of the above table.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPANY'S 1996 LONG-TERM INCENTIVE PLAN.

                                   PROPOSAL 4
                     RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve an amendment (the "Amendment") of the Restated Certificate of Incorporation, as amended, of the Company, by amending Paragraph (a) of Article IV to increase the number of authorized Common Shares to 100,000,000 from 60,000,000 and the total number of authorized shares of all classes of stock to 230,000,000 from 190,000,000. A copy of the amendment to Paragraph (a) of Article IV of the Restated Certificate of Incorporation, as amended, is attached to this Proxy Statement as Exhibit C.

    The Board of Directors believes that it is desirable to increase the number of Common Shares the Company is authorized to issue in order to provide the Company with flexibility in the future by assuring that there will be sufficient authorized but unissued Common Shares available for financing requirements, stock dividends, stock options, employee benefit plans, possible acquisitions, the possible conversion of Series A Common Shares and other corporate purposes without the necessity of further shareholder action at any special or annual meeting. The Company has no present plans, proposals, agreements or understandings to issue any of the newly authorized Common Shares except in the regular course of business and in connection with its employee benefit plans.

    If the Amendment is approved, on or shortly after the date of the 1997 Annual Meeting, a Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of the Company, setting forth the Amendment will be filed as required by Delaware law. The Amendment will be effective upon such filing.

    After the Amendment is effective, the number of authorized Common Shares of the Company will be increased from 60,000,000 to 100,000,000. All authorized Common Shares not issued and outstanding will be issuable at any time or from time to time by action of the Board of Directors without further authorization from the shareholders unless such authorization is required pursuant to applicable law or the rules of the NASDAQ National Market.

    The following is a description of the capital stock of the Company prior to the Amendment.

AUTHORIZED AND ISSUED CAPITAL STOCK

    The authorized capital stock of the Company currently consists of 60,000,000 Common Shares, $1.00 par value; 60,000,000 Series A Common Shares, $1.00 par value; 60,000,000 Series B Common Shares, $1.00 par value; and 10,000,000 shares of Preferred Stock, $1.00 par value, issuable in series. As of February 28, 1997, the Company had outstanding 31,387,781 Common Shares, 40,000,000 Series A Common Shares and no Series B Common Shares or shares of Preferred Stock were outstanding.

PREFERRED STOCK

    Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is authorized to establish and designate one or more series of Preferred Stock, without further authorization of the Company's shareholders, and to fix the number of shares and the relative rights, preferences and limitations of any such series, except that no shares of any series of Preferred Stock may have more than one vote per share, have the right to vote as a separate class with respect to elections of directors or (subject to any requirements of applicable law) any other matter, or be issued for consideration of less than $1.00 per share. The shares of any series of Preferred Stock need not be identical in any respect with the shares of any other series.

VOTING RIGHTS

    Each Series A Common Share is entitled to 15 votes on all matters, and each Common Share is entitled to one vote on all matters. Except as required by the Delaware General Corporation Law, Series B Common Shares are not entitled to vote on any matter. The Company's Restated Certificate of Incorporation provides that the number of directors shall be not less than three, and that, beginning with the 1997 annual meeting of shareholders, the directors shall be divided into three classes serving staggered three-year terms. The holders of Common Shares, voting as a separate class, will then be entitled to elect 25% of the directors (rounded up to the nearest whole number), and the holders of Series A Common Shares and Preferred Stock, voting together, will then be entitled to elect the remaining directors. However, if at the time of an election of directors the number of outstanding Series A Common Shares is less than 500,000, then the holders of Series A Common Shares and the Preferred Stock do not have class voting rights in the election of directors, and holders of Common Shares,

Series A Common Shares, and Preferred Stock vote together for the election of the remaining 75% of the directors (rounded down to the nearest whole number).

    Except (i) as mentioned above, (ii) that the number of authorized Common Shares and Series B Common Shares may be increased or decreased (but not below the number of such shares then outstanding in such class, respectively) by the affirmative vote of a majority of the Series A Common Shares, and (iii) for matters where applicable law requires the approval by one or more classes of stock voting as separate classes, all classes of stock of the Company which are entitled to vote shall vote as a single class.

DIVIDEND RIGHTS

    Subject to the payment of all dividends accumulated and unpaid on outstanding shares of Preferred Stock, the holders of Common Shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors. Dividends on the Common Shares, Series A Common Shares and Series B Common Shares, whether payable in cash, property or shares of stock of the Company, will be paid to all holders of Common Shares, Series A Common Shares and Series B Common Shares on a PRO RATA basis; provided, however, that in the case of a stock dividend, such dividend will be paid as follows: (i) Common Shares may be paid to the holders of Common Shares and proportionately to holders of Series A Common Shares and Series B Common Shares; (ii) Common Shares may be paid to the holders of Common Shares at the same time that Series A Common Shares are paid proportionately to the holders of Series A Common Shares and Series B Common Shares are paid proportionately to holders of Series B Common Shares; (iii) Series A Common Shares may be paid to holders of Series A Common Shares and proportionately to holders of Common Shares and Series B Common Shares; or (iv) Series B Common Shares may be paid to holders of Series B Common Shares and proportionately to holders of Common Shares and Series A Common Shares. The Company may distribute to holders of Common Shares and Series A Common Shares, and Series B Common Shares, if any are outstanding, the shares of any subsidiary that has classes of common stock with rights, preferences and limitations similar to the relative rights, preferences and limitations of the classes of common stock of the Company. Thus, although it has no present intention to do so, the Company could recapitalize any of its subsidiaries and then spin off the subsidiary to the Company's shareholders, with the holders of Series A Common Shares receiving the subsidiary's series A common shares, the holders of Common Shares receiving the subsidiary's common shares and the holders of Series B Common Shares receiving the subsidiary's series B common shares.

    As discussed below, the Revolving Credit Agreement between the Company and TDS imposes certain restrictions on the payment of dividends.

CONVERSION RIGHTS

    Neither the Common Shares nor the Series B Common Shares have conversion rights. The Series A Common Shares are convertible, on a share-for-share basis, into Common Shares. The Series A Common Shares which are converted may not be reissued.

LIQUIDATION RIGHTS

    Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Shares, Series A Common Shares and Series B Common Shares are entitled to receive a PRO RATA share of all assets available to shareholders after payment of the aggregate liquidation preference of any Preferred Stock then outstanding.

PREEMPTIVE AND SUBSCRIPTION RIGHTS

    Under the Company's Restated Certificate of Incorporation, the holders of Series A Common Shares have preemptive rights to purchase any additional Series A Common Shares or securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Series A Common Shares issued or sold by the Company, including treasury shares, other than Series A Common Shares not sold for cash.

    In addition to the preemptive rights which TDS has as a holder of Series A Common Shares of the Company, TDS has the right, pursuant to the Exchange Agreement between TDS and the Company discussed below, to subscribe to any issuance of Common Shares or any other voting securities of the Company, or of any securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Common Shares or any other voting securities of the Company. The proportion of each such issuance that TDS has the right to subscribe to (which right may be exercisable in full or in part) is equal to the proportion of the Common Shares that TDS would own immediately before the issuance if all securities of the Company that are convertible into Common Shares (including securities convertible into another class that is convertible into Common Shares and including securities that in the future will become convertible) were converted (successively, if necessary) into Common Shares. The rights of TDS to subscribe to Common Shares may be transferred to any one or more transferees from TDS of any Common Shares, Series A Common Shares, or any securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, shares of either such class.

    The Exchange Agreement also contains provisions which contemplate that the Company will issue to TDS from time-to-time additional Series A Common Shares. Any such issuance could have the effect of maintaining or increasing TDS's relative ownership of capital stock and voting power in the Company.

MINORITY PROTECTION

    If any person or group acquires beneficial ownership of 10% or more of the then issued and outstanding Common Shares (other than upon original issuance by the Company, by operation of law, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan), and such person or group (a "Related Person") does not own an equal or greater percentage of Series B Common Shares acquired after the record date for the first issuance of Series B Common Shares (the "Distribution Date"), such person or group will be required, within a 90-day period beginning the day after becoming a Related Person, to make a public tender offer (a "Minority Protection Offer") to acquire that number of Series B Common Shares determined by (A) multiplying the percentage of outstanding Common Shares beneficially owned on the date such person or group became a Related Person by the total number of Series B Common Shares outstanding on such date, and (B) subtracting therefrom the total number of Series B Common Shares beneficially owned on such date and acquired after the Distribution Date by such Related Person.

    The offer price for any Series B Common Shares required to be purchased by the Related Person will be the greater of (A) the highest price per share paid by the Related Person for any Common Share in the six-month period ending on the date such person or group became a Related Person, or (B) the highest reported sales price of a Common Share or Series B Common Share on the date such person or group became a Related Person or, in case no such sale takes place, the closing sale price of a Common Share or Series B Common Share on the prior trading day.

    A Minority Protection Offer will also be required to be made by any Related Person that acquires beneficial ownership of the next higher integral multiple of 5% (e.g., 10%, 15%, 20%, etc.) of the outstanding Common Shares (other than upon issuance or sale by the Company, by operation of law, by will or the laws of descent and distribution, by gift, or by foreclosure of a bona fide loan) if such Related Person does not then own an equal or greater percentage of the Series B Common Shares acquired after the Distribution Date.

    If any Related Person fails to make a required Minority Protection Offer, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Related Person will not be entitled to vote any Common Shares beneficially owned by such Related Person unless and until such requirements are complied with or unless and until all Common Shares causing such offer to be made are no longer beneficially owned by such Related Person.

REDEMPTION BY COMPANY

    The Company may redeem stock from any holder at the lesser of (i) fair market value, or (ii) such holder's purchase price if purchased within a year of such redemption, to prevent the loss, or permit the reinstatement of any license or franchise from any governmental agency, where such loss is based upon such holder failing to possess qualifications prescribed by such governmental agency.

DELAWARE STATUTE

    The Company has elected, pursuant to a provision of its Restated Certificate of Incorporation, not to be governed by Section 203 of the Delaware General Corporation Law (the "DGCL"). Subject to certain exceptions set forth therein,
Section 203 provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or
(c) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote of at least 66 % of the outstanding voting stock which is not owned by the interested stockholder. Except as specified therein, an "interested stockholder" is defined to mean any person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and the affiliates and associates of such person referred to in (i) or (ii) of this sentence.

GENERAL

    All issued and outstanding Common Shares and Series A Common Shares are fully paid and nonassessable.

    The transfer agent and registrar for the Common Shares is Harris Trust and Savings Bank, Chicago, Illinois.

    The Company does not believe that any other financial or other information about the Company is necessary for the exercise of prudent judgment in regard to this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 5
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors anticipates continuing the services of Arthur Andersen LLP as independent public accountants for the current fiscal year. Representatives of Arthur Andersen LLP, who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to questions at the Annual Meeting.

    Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, as a matter of good corporate practice, the Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen LLP as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1997, subject to the obligations of the Company under the Intercompany Agreement discussed below to engage the firm of independent public accountants selected by TDS, or selected by the Company's Audit Committee and acceptable to TDS.

    The Board of Directors recommends a vote "FOR" ratification of the selection of Arthur Andersen LLP as independent public accountants for the Company for the current fiscal year.

                               EXECUTIVE OFFICERS

    Set forth below is a table identifying other Executive Officers of the Company who are not identified in the tables regarding the election of Directors of the Company.

                 NAME                        AGE                        POSITION WITH COMPANY
---------------------------------------  -----------  ----------------------------------------------------------
Joseph E. Griffin......................          49   Vice President-Business Development
David B. Lowry.........................          50   Vice President-Engineering and Operations
David E. McCarthy......................          43   Vice President-Information Technology
Carol J. Ogren.........................          49   Vice President-Human Resources
Gerald N. Rhodes.......................          52   Vice President-Marketing and Sales
Glenn S. Robinette.....................          47   Vice President-Customer Services
Michael G. Hron........................          52   Secretary

    JOSEPH E. GRIFFIN. Mr. Griffin became Vice President-Business Development for the Company on March 25, 1996. Mr. Griffin joined the Company from General Magic where he was the Director, Alliance Management and Licensing since 1992. Prior to that, Mr. Griffin served as the Director, Visanet Business Development with Visa International from 1990 to 1992.

    DAVID B. LOWRY. Mr. Lowry became Vice President-Engineering and Operations for the Company on April 10, 1996. Mr. Lowry joined the Company from Go Communications Corporation where he was Senior Vice President and Chief Technical Officer from 1994 to 1996. Mr. Lowry's prior position was Executive Director, Operations & Engineering -- U.S. WEST International from 1992 to 1994.

    DAVID E. MCCARTHY. Mr. McCarthy has been Vice President-Information Technology for the Company since May 1, 1996. Mr. McCarthy joined the Company from Telezone Corporation where he was Chief Information Officer from 1994 to 1996. Prior to Telezone, he held key information technology positions with Baycom, Inc. and STM Systems Corporation from 1981 to 1993.

    CAROL J. OGREN. Ms. Ogren has been Vice President-Human Resources for the Company since March 1, 1996. Prior to March 1, she served as the Director Human Resources of the Company, beginning August 8, 1995. Before joining the Company, she held a series of key human resources positions with Ameritech (1982-1994), AT&T (1981-1982) and Illinois Bell Telephone Co. (1971-1981).

    GERALD N. RHODES. Mr. Rhodes joined the Company on September 9, 1996 as Vice President-Marketing and Sales. He held the positions of Vice President of Strategic & Emerging Markets and Vice President of Marketing (consumer) for U.S. Sprint from 1983 to 1996 prior to joining the Company. Previously Mr. Rhodes held senior marketing positions at Citibank from 1984 to 1993.

    GLENN S. ROBINETTE.  Mr. Robinette resigned from the Company in January,
1997.

    MICHAEL G. HRON. Mr. Hron has been the Secretary of the Company since 1996. He has been a partner at the law firm of Sidley & Austin for more than five years.

    All of the Company's Executive Officers devote all of their professional time to the affairs of the Company, with the exception of LeRoy T. Carlson, Jr. and Michael G. Hron. Mr. Carlson devotes most of his professional time as President and Chief Executive Officer at TDS, but does devote a portion of his time to the Company, and Mr. Hron is a practicing attorney who devotes most of his professional time as outside counsel to TDS and affiliated companies, including Aerial.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table sets forth compensation information for the President and Chief Executive Officer of the Company and the next four most highly compensated Executive Officers of the Company for services rendered during the years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL                       LONG-TERM COMPENSATION
                                                       COMPENSATION(2)               AWARDS SECURITIES UNDERLYING      ALL OTHER
         NAME & PRINCIPAL POSITION(1)            YEAR     SALARY(3)       BONUS(4)         OPTIONS/SARS(5)          COMPENSATION(6)
-----------------------------------------------  ----  ---------------   ----------  ----------------------------   ---------------
Donald W. Warkentin                              1996     $238,996       $  264,372(7)              --(8)               $12,682
 President & Chief Executive Officer             1995     $103,788       $   56,000                 --                  $95,411
                                                 1994           --               --                 --                       --
J. Clarke Smith                                  1996     $176,875       $   56,493             54,735                  $ 1,679
 Vice President-Finance & Administration         1995     $ 21,875       $   32,300                 --                       --
                                                 1994           --               --                 --                       --
Glenn S. Robinette                               1996     $128,872       $   47,454(9)          22,750                  $39,419
 Vice President-Customer Service                 1995           --               --                 --                       --
                                                 1994           --               --                 --                       --
Carol J. Ogren                                   1996     $125,833       $   38,105             21,000                  $ 2,230
 Vice President-Human Resources                  1995     $ 39,167       $   17,600                 --                  $    53
                                                 1994           --               --                 --                       --
Gerald N. Rhodes                                 1996     $ 60,577       $  116,874(10)             --                  $53,772
 Vice President-Marketing and Sales              1995           --               --                 --                       --
                                                 1994           --               --                 --                       --

------------------------------

(1) Mr. LeRoy T. Carlson, Jr., Chairman of the Company, receives no compensation directly from the Company. Mr. Carlson is compensated by TDS in connection with his services for TDS and affiliated companies, including Aerial. A portion of Mr. Carlson's salary and bonus paid by TDS is charged to the Company by TDS pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." However, such allocation in the aggregate for 1996, 1995 and 1994 was less than $100,000 in each year. Mr. Carlson does not receive any long-term compensation awards or any other compensation directly from the Company. Mr. Carlson receives long-term and other compensation from TDS, but this is not charged to the Company.

(2) Does not include the discount amount of any employee stock purchase plan since such plans are generally available to all eligible salaried employees. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the name executive officers above.

(3) Represents the dollar value of base salary (cash and non-cash) earned by the named Executive Officer during 1996.

(4) Represents the dollar value of bonus (cash and non-cash) earned by the named Executive Officer during 1996.

(5) Represents the number of shares of common stock of the Company subject to stock options ("Options") awarded during the fiscal year identified. No stock appreciation rights ("SARs) were awarded, either on a stand-alone basis or in tandem with Options, during any of the identified fiscal years.

(6) Includes contributions for the benefit of the named executive officer under the TDS Tax-Deferred Savings Plan ("TDSP"), the Wireless Companies' Pension Plan ("Pension Plan") and the TDS Supplemental Executive Retirement Plan ("SERP"), the taxable dollar value of any insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named Executive Officer ("Life Insurance") and the reimbursement of moving expenses ("Moving Expenses"), as indicated below for 1996.

                         DONALD W. WARKENTIN   J. CLARKE SMITH  GLENN S. ROBINETTE   CAROL J. OGREN    GERALD N. RHODES
                         --------------------  ---------------  -------------------  ---------------  ------------------
TDSP...................       $    3,000          $   1,127         $       878         $     787         $       --
Pension Plan...........            7,119                 --                  --             1,181                 --
SERP...................            2,157                 --                  --                --                 --
Life Insurance.........              406                552                 238               262                252
Moving Expense.........               --                 --              38,303                --             53,520
                                --------            -------            --------           -------           --------
Total..................       $   12,682          $   1,679         $    39,419         $   2,230         $   53,772
                                --------            -------            --------           -------           --------
                                --------            -------            --------           -------           --------

------------------------------

 (7) Includes a $150,000 signing bonus on his one year anniversary date of his employment by the Company.

 (8) On January 23, 1997 the Stock Option Compensation Committee of the Board of Directors awarded Mr. Warkentin options for 106,883 shares at an exercise price of $17.00.

 (9) Includes a $10,000 signing bonus.

(10) Includes a $80,000 signing bonus.

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the Executive Officers who are named in the Summary Compensation Table, information regarding Options and/or SARs.

              INDIVIDUAL AND AGGREGATED OPTION/SAR GRANTS IN 1996

                                                                                                             POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                                                                                                 ANNUAL RATES
                                                                                                                OF STOCK PRICE
                                                                                                                 APPRECIATION
                                                                                                                  FOR OPTION
                                                                                                                   TERMS(5)
                                                                                                             ---------------------
                                NUMBER OF          % OF TOTAL
                               SECURITIES         OPTIONS/SARS
                               UNDERLYING            GRANTED         EXERCISE      MARKET      EXPIRATION
         NAME(1)             OPTIONS/SARS(2)     TO EMPLOYEES(3)       PRICE      PRICE(4)        DATE          5%         10%
--------------------------  -----------------  -------------------  -----------  -----------  -------------  ---------  ----------
Donald W. Warkentin (6)...             --                  --               --           --              --         --          --
J. Clarke Smith                                                                               April 18,
 1996 Automatic Options...         54,735                17.6%       $   17.00    $   17.00   2006           $ 585,117  $1,482,771
Glenn S. Robinette (7)                                                                        April 18,
 1996 Automatic Options...         22,750                 7.3%       $   17.00    $   17.00   2006           $ 243,198  $  616,298
Carol J. Ogren                                                                                April 18,
 1996 Automatic Options...         21,000                 6.8%       $   17.00    $   17.00   2006           $ 224,490  $  568,890
Gerald N. Rhodes (8)......             --                  --               --           --              --         --          --

------------------------------

    (1) On April 26, 1996, certain of the named Executive Officers were granted Options/SARs, as indicated, to acquire Aerial Common Shares at the exercise price of $17.00 per share. Mr. LeRoy T. Carlson, Jr. does not receive Options/SARs from the Company.

    (2) Represents the number of Company shares underlying Options/SARs which were awarded for the named Executive Officer during the fiscal year.

    (3) Represents the percent of Options/SARs awarded to each participant.

    (4) Represents the fair market value of the shares as of the award date.

    (5) Represents the potential realizable value of each grant of Options, assuming that the market price of the shares appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

    (6) On January 23, 1997 the Stock Option Compensation Committee of the Board of Directors awarded Mr. Warkentin options for 106,883 shares at an exercise price of $17.00.

    (7) Mr. Robinette resigned from the Company in January 1997.

    (8) Mr. Rhodes jointed the Company in September 1996 and, therefore, did not receive any options in the Company's IPO.

                  AGGREGATED OPTION/SAR EXERCISES IN 1996 AND
                 AGGREGATED DECEMBER 31, 1996 OPTION/SAR VALUE

                                                                             AS OF DECEMBER 31, 1996
                                                       --------------------------------------------------------------------
                                                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                                             OPTIONS/SARS(2)                    OPTIONS/SARS(3)
                                                       ----------------------------  --------------------------------------
                       NAME(1)                         EXERCISABLE   UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
-----------------------------------------------------  ------------  --------------  -----------------  -------------------
Donald W. Warkentin (4)..............................           --             --               --                  --
J. Clarke Smith (5)..................................       10,947         43,788               --                  --
Glenn S. Robinette (6)...............................        4,550         18,200               --                  --
Carol J. Ogren (7)...................................        4,200         16,800               --                  --
Gerald N. Rhodes (8).................................           --             --               --                  --

------------------------------

    (1) Mr. LeRoy T. Carlson, Jr., does not receive Options or SARs from Aerial. Mr. Carlson receives long-term compensation from TDS, but this is not charged to Aerial by TDS.

    (2) Represents number of shares subject to free-standing Options and/or free-standing SARs, as indicated as of December 31, 1996.

    (3) All indicated options are exercisable at a price of $17.00 per share. Since the closing price of the Common Shares on December 31, 1996 was $8.125 per share, no options were in-the-money at such date.

    (4) On January 23, 1997 the Stock Option Compensation Committee of the Board of Directors awarded Mr. Warkentin options for 106,883 shares at an exercise price of $17.00.

    (5) Such options become exercisable with respect to 20% of the underlying shares on December 15 of each of 1996, 1997, 1998, 1999 and 2000 at the exercise price of $17.00 per share, and expire on April 18, 2006.

    (6) Mr. Robinette resigned from the Company in January 1997. On such date, Mr. Robinette was vested with respect to options for 4,550 Common Shares with an exercise price of $17.00 per share.

    (7) Such options become exercisable with respect to 20% of the underlying shares on December 15 of each of 1996, 1997, 1998, 1999 and 2000 at the exercise price of $17.00 per share, and expire on April 18, 2006.

    (8) Mr. Rhodes joined the Company in September 1996 and did not receive any options until 1997.

    None of the named executive officers exercised options in 1996.

SIGNING LETTER WITH DONALD W. WARKENTIN

    Pursuant to a signing letter agreement with Donald W. Warkentin, the Company has agreed, among other things, to pay Mr. Warkentin (i) an annual salary of $200,000 in 1995, with an increase to $220,000 effective January 1, 1996; (ii) a $150,000 signing bonus payable on his first anniversary date; (iii) a 1995 guaranteed bonus of $40,000 and a maximum bonus of $60,000; and (iv) a target bonus opportunity of 35% of base salary, starting in 1996.

COMPENSATION OF DIRECTORS

    Directors of the Company who are not employees of the Company or its subsidiaries or affiliates receive $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each audit committee meeting, and an annual fee of $10,000 per year. Directors who are employees of the Company or a subsidiary or affiliate thereof do not receive any additional compensation for services rendered as directors. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meeting of committees thereof.

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., Chairman of the Company, who in effect functions as the compensation committee of the Board of Directors, except with respect to long-term compensation, and by the Stock Option Compensation Committee, which approves long-term compensation for the Executive Officers of the Company.

    The Chairman, who is also the President and Chief Executive Officer of TDS, is paid by TDS and receives no compensation directly from the Company. As the President and Chief Executive Officer of TDS, the Chairman of the Company represents the controlling shareholder of the Company.

    The Stock Option Compensation Committee of the Company consists of Thomas W. Wilson, Jr. (Chairman) and John D. Foster. The Stock Option Compensation Committee approves long-term compensation for Executive Officers of the Company. The Company's Stock Option Compensation Committee is composed of members of the Board of who are not officers or employees of TDS or any of its corporate affiliates, including the Company.

    The Company's compensation policy for Executive Officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the operational and financial performance of the Company. The Company's policy is based on the belief that the incentive compensation performance goals for Executive Officers should be based on factors over which such officers have significant control and which are important to the Company's long-term success. It also is believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. The Company evaluates the base salary and bonus of each Executive Officer on an annual basis. Annual compensation decisions are based partly on annual performance measures, as described below. Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of Options.

    The process of determining base salary begins with obtaining appropriate comparative data for each officer's position. Sources for comparative data include surveys of General Industry, such as the Cooper & Lybrand Compensation Study of fifty-five companies from the following industries: Business Services, Utilities, Non-durable Manufacturing, and Durable Manufacturing ranging up to $1 billion in revenue. Also included are telecommunications industry figures taken from the Wyatt Compensation Study of twelve-hundred companies that range up to $1 billion in revenue.

    Using this data, the Company's President and Chief Executive Officer provides a recommendation of the appropriate base salary amount for each Executive Officer, excluding himself. The Chairman uses these surveys, as well as the recommendation of the Company's President and Chief Executive Officer and the counsel of the Vice President Human Resources of TDS, to make a personal determination of the appropriate salary level for each Executive Officer. The base salary level of the Company's President and Chief Executive Officer is based on data from the above sources combined with the counsel of the Vice President Human Resources of TDS and the personal evaluation of the Chairman. Targeted compensation for the Executive Officers (base salary plus bonus) approximates the 50th to 75th percentile of the surveyed positions.

    Annually, the nature and extent of each Executive Officer's personal accomplishments and contributions for the year are evaluated by the Company's President. This evaluation is based on the attainment of specific, mutually agreed individual objectives, as well as the extent to which each Executive Officer contributed to the overall results of the Company. These facts and circumstances are taken into consideration by the Company's President and Chief Executive Officer and by the Chairman in their executive compensation decisions. Ultimately, it is the judgment of the Chairman that determines an Executive Officer's base salary.

    In addition, the Executive Officers participate in a bonus program. For 1996, the bonus program is built on the Company attaining specific business milestones as well as achieving specific critical financial measurements. The program measures and pays bonuses based on specific criteria established for each of the four 1996 calendar quarters. In addition, financial indicators are measured based on results for the 1996 calendar year. Team performance awards, as well as an individual award, calculated as an individual performance results multiplied by the fourth quarter and financial results, are available under the 1996 Aerial Incentive Pay Plan. At target performance, the President and Chief Executive Officer would be compensated at 35% of base salary, the Vice President Marketing and Sales at 40% of base and all other officers at 25% of base. Overall 1996 company results were evaluated at 118.45% of target and individual performance results ranged from 75% to 137.5% of target.

    The salary and bonus for the President and Chief Executive Officer is established in a manner similar to that described for other Executive Officers. In addition to survey data, the Chairman also considers compensation paid to chief executive officers of comparable companies, including those that are divisions or subsidiaries of parent companies. The base salary of the President and Chief Executive Officer increased from $200,000 in 1995 to $220,000 as of January 1, 1996 to $248,000 as of April 1, 1996. The President and Chief Executive Officer's 1996 bonus, under the 1996 Incentive Pay Plan, was $114,372. In addition, the President and Chief Executive Officer was provided a $150,000 signing bonus on his one year anniversary date of his employment by the Company (June 26, 1996). The 1997 base salary for the President and Chief Executive Officer is $275,000, with a target incentive bonus of 40%.

    SECTION 162(M) OF THE CODE. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. One such exception is "qualified performance-based" compensation. Compensation paid under stock option plans is "qualified performance-based compensation" if all of the following conditions are satisfied: (i) options are granted by a compensation committee consisting solely of two or more "outside directors;" (ii) the stock option plan states the maximum number of shares with respect to which options may be granted during a specified period to any individual; (iii) under the term of the option, the amount of compensation the optionee could receive is based solely upon an increase in the value of the stock after the grant date; and (iv) the material terms of the stock option plan must be disclosed to the publicly held corporation's shareholders and approved by them before any compensation under the plan is paid. The Company is seeking stockholder approval of the Company's 1996 Long-Term Incentive Plan at the 1997 Annual Meeting of Stockholders so that, if all other requirements are satisfied, stock options granted thereunder may qualify as performance-based compensation within the meaning of Section 162(m). In addition, the Stock Option Compensation Committee consists solely of "outside directors," as defined for purposes of Section 162(m) of the Code. Due to these and other reasons, the Company does not believe that the $1 million deduction limitation should have a material effect on the Company in the near future. If the $1 million deduction limitation is expected to have a material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    The above Executive Officer Compensation Report is submitted the Chairman of the Board of Directors: LeRoy T. Carlson, Jr., and by the Stock Option Compensation Committee: Thomas W. Wilson, Jr. (chairman), and John D. Foster.

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to Shareholders (stock price appreciation plus dividends) for a period from April 25, 1996 to December 31, 1996 in comparison to returns of the NASDAQ Stock Market -- U.S. Index and the NASDAQ Telecommunications Index for a comparable period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              AERIAL COMMUNICATIONS, INC. - AERL          NASDAQ STOCK MARKET - US - INDEX
4/25/96                                         $100                                      $100
4/96                                              88                                       108
5/96                                              78                                       113
6/96                                              63                                       108
7/96                                              54                                        99
8/96                                              56                                       104
9/96                                              60                                       112
10/96                                             45                                       111
11/96                                             50                                       118
12/96                                             48                                       118

                NASDAQ TELECOMMUNICATIONS - INDEX
4/25/96                                           $100
4/96                                               104
5/96                                               106
6/96                                               103
7/96                                                90
8/96                                                94
9/96                                                97
10/96                                               93
11/96                                               95
12/96                                               97

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS, makes annual executive compensation decisions for TDS other than for himself. The Stock Option Compensation Committee of TDS makes annual executive compensation decisions for the President and Chief Executive Officer of TDS and approves long-term compensation awards for the executive officers of TDS. The TDS Stock Option Compensation Committee is composed of members of the TDS Board of Directors who are not officers or employees of TDS or any of its subsidiaries, and who are not directors of any TDS subsidiaries. LeRoy T. Carlson, Jr., is a member of the Board of Directors of TDS and the Company. LeRoy T. Carlson, Jr. is also the Chairman of the Company and, as such, approves the Executive Officer compensation decisions for the Company. LeRoy T. Carlson, Jr. is compensated by TDS for his services to TDS and all of its subsidiaries. TDS is reimbursed, however, by the Company for a portion of Mr. Carlson's salary and bonus paid by TDS pursuant to the Intercompany Agreement described below. See Footnote (1) to the Summary Compensation Table, above.

    Donald W. Warkentin, a Director and the President and Chief Executive Officer of the Company, participates in Executive Officers compensation decisions for the Company, other than for himself. Long-term compensation for Executive Officers of the Company is approved by the Stock Option Compensation Committee of the Company, which consists of Company Directors Thomas W. Wilson, Jr. (Chairman) and John D. Foster. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors of the Company who are not officers of the Company or its corporate affiliates.

    LeRoy T. Carlson, Jr. and Walter C.D. Carlson, Directors of the Company, are trustees and beneficiaries of the voting trust that controls TDS, which controls the Company, and LeRoy T. Carlson, a Director of the Company, also is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management." LeRoy T. Carlson, LeRoy T. Carlson, Jr., Walter C.D. Carlson and Murray L. Swanson, James Barr III and Rudolph E. Hornacek, directors of the Company, are also directors of TDS. See "Election of Directors."

                     ARRANGEMENTS AND TRANSACTIONS WITH TDS

    The Company has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established prior to the Company's Initial Public Offering ("IPO") when TDS owned more than 90% of the Company's outstanding capital stock and were not the result of arm's-length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to the Company or will continue to provide the Company with the same level of support for the Company's financing and other needs as TDS has provided in the past. The principal arrangements that exist between the Company and TDS are summarized below.

EXCHANGE AGREEMENT

    The Company and TDS are parties to an Exchange Agreement dated as of January 1, 1996 (the "Exchange Agreement").

    COMMON SHARE PURCHASE RIGHTS; POTENTIAL DILUTION. The Exchange Agreement grants TDS the right to subscribe to any issuance of Common Shares or any other voting securities of the Company, or of any securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Common Shares or any voting securities of the Company, other than the Common Shares issued in the IPO, to the extent necessary for TDS to maintain its proportionate interest in the Common Shares. To the extent an issuance of Common Shares or other securities by the Company is to be made for consideration other than cash, the fair market value of the non-cash consideration will be determined by the Company's Board of Directors. For purposes of calculating TDS's proportionate interest in the Common Shares, the Series A Common Shares will be treated as if converted into Common Shares. Upon notice to the Company, TDS will be entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be reduced.

    If TDS elects to exercise its purchase rights, it will be required to pay for all Common Shares issued to it by the Company with cash, cancellation of indebtedness owed by the Company to TDS or such other consideration as is reasonably acceptable to the Company. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by the Company pursuant thereto could have dilutive effect on other shareholders of the Company. The purchase rights described above will be in addition to the preemptive rights held by TDS as a holder of Series A Common Shares under the Company's Restated Certificate of Incorporation.

    The Exchange Agreement also contains provisions which contemplate that the Company will issue to TDS from time-to-time additional Series A Common Shares. Any such issuance could have the effect of maintaining or increasing TDS's relative ownership of capital stock and voting power in the Company.

CORPORATE OPPORTUNITY ARRANGEMENTS

    The Company's Restated Certificate of Incorporation provides that the Company may not, directly or indirectly, without the written consent of TDS, own, invest or otherwise have an interest in, lease, operate or manage any business other than a business engaged solely in the construction, ownership or management and operation of a Personal Communications Service ("PCS") telecommunications business and related services. Management has been informed that TDS anticipates that it would be willing to consent to the Company engaging in the provision of other telecommunications services in addition to PCS. There can be no commitment that TDS will give such consent with respect to the aforementioned or other business opportunities. In addition, TDS could impose conditions on any such consent.

    The Restated Certificate of Incorporation and the Exchange Agreement also restrict the circumstances under which the Company is entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS or any person in which TDS, or any person in which TDS has or acquires a financial interest, is or shall become a party, should be the property of the Company or its subsidiaries. TDS or one of its corporate affiliates, other than the Company, may acquire an FCC license to provide PCS services or acquire control of any entity which has such a license. So long as at least 500,000 Series A Common Shares are outstanding, TDS would be obligated to offer to the Company the opportunity to negotiate regarding the purchase by the Company or one of its subsidiaries of such license or business entity if the relevant FCC license is for (a) a Major Trading Area ("MTA") or (b) a Basic Trading Area ("BTA") which is located, in whole or in part, in an MTA in which the Company or one of its subsidiaries has a direct or indirect interest.

    The Board of Directors of the Company is aware of the foregoing provisions of the Restated Certificate of Incorporation and the Exchange Agreement and is obligated to act in accordance therewith. In addition, the Board of Directors recognizes that it has, under Delaware law, certain duties and responsibilities to the Company and its shareholders. The Board of Directors has served, and expects to continue to serve the Company and all of its shareholders, including persons who purchase Common Shares hereunder, by seeking to introduce new and improved services, whether developed by the Company or others, in a manner that is in accordance with the Board's obligations and duties and which will permit the Company to compete successfully as a provider of telecommunications services.

REVOLVING CREDIT AGREEMENT

    All of the outstanding financial obligations of the Company to TDS are incorporated under the Revolving Credit Agreement. Pursuant to the Revolving Credit Agreement, the Company may borrow up to an aggregate of $250 million from TDS, at an interest rate equal to one and one half of one percent (1 1/2%) above the Prime Rate announced from time to time by the LaSalle National Bank of Chicago on the unpaid principal amount, with interest payable on demand at a rate equal to three and one half of one percent (3 1/2%) above such Prime Rate on any overdue principal or overdue installment of interest. The advances made by TDS under the Revolving Credit Agreement are unsecured. Interest on the balance due under the Revolving Credit Agreement is payable quarterly and no principal will be payable until the earlier of December 31, 1998, or six months after such time that TDS's ownership of the Company falls below seventy percent (70%), subject to acceleration under certain circumstances, at which time the entire principal balance due under the Revolving Credit Agreement then outstanding will become due and payable. The Company will be able to prepay the balance due under the Revolving Credit Agreement at any time, in whole or in part, without premium. Any principal so repaid is available for the Company to borrow during the remaining term of the Revolving Credit Agreement, subject to the satisfaction of certain conditions. Interest expense incurred by the Company to TDS and its corporate affiliates (including amounts capitalized) totaled $2.6 million for the year ended December 31, 1996. There was no balance outstanding at December 31, 1996.

    The Revolving Credit Agreement provides that the Company will not, without the prior written consent of TDS: (i) purchase or redeem (except in limited circumstances set forth in such Agreement) any shares of its stock or declare or pay any dividends thereon or make any other distribution to its shareholders, except to the extent of the cumulative consolidated net income, if any, of the Company; (ii) permit its consolidated equity (excluding customer deposits and unearned revenues) to be less than thirty percent (30%) of consolidated liabilities; (iii) incur or guarantee any indebtedness that is senior to the Revolving Credit Agreement; (iv) with certain exceptions, create any lien on any of the Company's assets; or (v) enter into certain contracts for the purchase of materials, supplies or other property or services.

    The Revolving Credit Agreement provides that, if certain "events of default" occur, TDS may immediately declare the amount under the Revolving Credit Agreement due and payable and terminate the Revolving Credit Agreement. Events of default under the Revolving Credit Agreement include the failure to pay interest or principal, the breach of specified covenants (including the covenants specified in the immediately preceding paragraph and covenants to furnish to TDS specified financial information, permit TDS to visit and inspect the Company's properties, maintain customary levels of insurance, and pay all taxes and other liabilities of the Company), any default under certain other indebtedness, and certain judgments, defaults and events of bankruptcy or insolvency.

TAX ALLOCATION AGREEMENT

    The Company is a party to a Tax Allocation Agreement with TDS (the "Tax Allocation Agreement") under which the Company and its subsidiaries will continue to join in filing consolidated federal income tax returns with the TDS and certain corporate affiliates unless TDS's equity interest in the Company falls below eighty percent (80%). For tax years ended prior to January 1, 1996, TDS has reimbursed or will reimburse the Company for the reduction in the provision for federal income taxes reflected in TDS's consolidated statements of income resulting from the inclusion of the Company and its subsidiaries in the TDS and certain corporate affiliates. For tax years beginning after December 31, 1995, TDS will no longer reimburse the Company on a current basis for losses or credits used by the TDS affiliated group. Instead, the Company will be compensated (by an offset to amounts the Company would otherwise be required to pay to TDS for federal income taxes) for TDS's use of tax benefits at such time as the Company could utilize such benefits on a separate return basis. The Company will be required to pay to TDS an amount equal to the federal income tax liability of the Company, calculated as if it were a separate affiliated group (including any minimum tax liability, notwithstanding the absence of consolidated group liability for minimum tax). Any deficiency in tax thereafter proposed by the Internal Revenue Service for any consolidated return year (whether before or after the IPO) that involves income, deductions or credits of the Company or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at the expense of the Company. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of the Company, such deficiency or refund will be payable by or to the Company.

    If the Company ceases to be a member of the TDS affiliated group, and for a subsequent year the Company or its subsidiaries are required to pay a greater amount of federal income tax than they would have paid of they had not been members of the TDS affiliated group after December 31, 1995. TDS will reimburse the Company for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by the Company or its subsidiaries after the Company leaves the TDS affiliated group will be disregarded. No reimbursement will be required if at any time in the future fewer than 500,000 Series A Common Shares are outstanding. Nor will reimbursement be required on account of the income of any subsidiary of the Company if more than fifty percent (50%) of the voting power or assets of such subsidiary is held by a person or group other than a person or group owning more than fifty percent (50%) of the voting power of TDS.

    Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and the Company and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Payments under the Tax Allocation Agreement by one party to the other are required to be increased by an amount sufficient so that after deduction of any federal, state or local taxes payable in respect of the receipt of such payments, the net amount received will equal the amount that would have been payable had no deduction been made.

CASH MANAGEMENT AGREEMENT

    The Company has entered into an agreement with TDS pursuant to which it will deposit its excess cash with TDS for investment under TDS's cash management programs. Such arrangement will be continued pursuant to the terms of a Cash Management Agreement (the "Cash Management Agreement"). To the extent of the Company's normal working capital requirements, such cash is deposited into an account (which may include cash from other participants in TDS's cash management programs) and then invested in the name of a nominee for each participant in such account. The Company is credited with, and may withdraw on demand, its pro rata share of investment income from such account minus its pro rata share of costs attributable to such investment income. Funds in excess of the Company's normal working capital requirements that are deposited under the Cash Management Agreement are available to the Company on demand and bear interest each month at the 30-day Commercial Paper Rate reported in The Wall Street Journal on the last business day of the preceding month, plus a quarter of one percent ( 1/4%), or such higher rate as TDS may in its discretion offer on such demand deposits. The Company may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the Commercial Paper Rate for investments of similar maturity plus a quarter of one percent ( 1/4%), or at such higher rate as TDS may in its discretion offer on such investments.

INTERCOMPANY AGREEMENT

    In order to provide for certain transactions and relationships between the parties, the Company and TDS have agreed under an Intercompany Agreement (the "Intercompany Agreement"), among other things, as follows:

    SERVICES. TDS, either directly or through one or more subsidiaries, makes available to the Company from time-to-time management and consulting services such as general management oversight; marketing and customer support, counsel and advice; financial services including general accounting, business planning and budgeting counsel and support, financial reporting, income and other tax consulting and return preparation services, internal auditing, financial information systems support, and treasury services; and human resources support. The Company from time-to-time participates in standing committees, councils, and other activities within the TDS family of companies focused on matters such as improving service to customers, re-engineering business processes and systems, and more generally creating and enhancing synergies within each of TDS's strategic business units and across those units. Unless otherwise specified by written agreement, services provided by TDS or any of its subsidiaries to another member of the consolidated group are charged on the basis of time reports. The costs of such services and any other expenses incurred on behalf of a specific subsidiary will be charged directly to that subsidiary, except that in the case of services provided to TDS, the Company receives payment for the salaries of its employees and agents assigned to render such services (plus forty percent (40%) of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. The costs of services and any other expenses incurred jointly on behalf of a number of subsidiaries are charged to those subsidiaries on the basis of subsidiaries' relative operating revenues and total assets. Although there can be no assurance that the terms and rates charged by TDS for services to the Company are as favorable to the Company as those the Company could have obtained from unaffiliated third parties, the Company believes that such terms and rates are no less favorable than those available from unaffiliated third parties. Payments by the Company to TDS for such services totaled $2.0 million in 1996.

    EQUIPMENT AND MATERIALS. The Company and its subsidiaries will purchase materials and equipment from TDS and its subsidiaries at cost. In the event items of materials and equipment are not available from TDS and its subsidiaries, the Company and its subsidiaries would purchase such items from such alternative vendors and on such terms as the Company shall deem appropriate. In 1996, the Company recorded approximately $2.4 million in property and equipment related to a new financial reporting sytem that TDS completed development of for all of its subsidiaries.

    GUARANTEES. The Company is obligated to use its best efforts to have TDS removed as guarantor or obligor in connection with any indebtedness, lease, contract or other obligation relating to the business of the Company or a subsidiary of the Company. Until TDS is removed as guarantor or obligor, the Company is required to pay TDS semi-annually on June 30 and December 31 in advance one and one half percent (1 1/2%) (three percent (3%) on an annual basis) of the present value of the amounts that TDS could be required to pay on account of acting as guarantor or obligor, computed by discounting such amounts at a rate per annum equal to the Prime Rate (as defined in the Revolving Credit Agreement) in effect on the June 15 or December 15 preceding the applicable June 30 or December 31, compounded annually. In addition, until TDS in removed as guarantor or obligor, the Company must indemnify TDS with respect to such obligations. As of December 31, 1996, TDS is not obligated as guarantor or obligor under any material Company agreements, with the exception of the Credit Agreement with Nokia Telecommunications Inc. dated June 19, 1996, as amended and the Series A Zero Coupon Notes due 2006.

    ACCOUNTANTS AND LEGAL COUNSEL. The Company has agreed to engage the firm of independent public accountants, either selected by TDS or selected by the Audit Committee of the Company and acceptable to TDS, for purposes of auditing the financial statements of the Company, including the financial statements of its direct and indirect subsidiaries and providing tax, data processing and all other accounting services and advise. The Company also has agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If TDS and the Company use the same counsel, each is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

    INDEMNIFICATION. The Company will indemnify TDS and its subsidiaries against certain losses, claims, damages or liabilities including those arising out of: (i) the conduct by the Company and its subsidiaries of their respective businesses (except where the loss, claim, damage or liability arises from TDS's gross negligence or willful misconduct); (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement; and (iii) any indebtedness, lease, contract or other obligation referred to under "Guarantees" above. The Company also will indemnify TDS, as a controlling person, against any loss, claim, damage or liability arising out of the IPO, except for losses, claims, damages or liabilities arising from information supplied in writing by TDS for inclusion in this Proxy Statement. TDS similarly will indemnify the Company and its subsidiaries with respect to: (i) the conduct by TDS and its subsidiaries of their respective businesses before the date of such agreement (except where the loss, claim, damage or liability arises from the Company's gross negligence or willful misconduct) and (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement.

    Disposal of Company Securities. TDS will not dispose of any securities of the Company held by it if such disposition would result in the loss of any license or other authorization held by the Company or its subsidiaries and such loss would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    TRANSFER OF ASSETS. Without the prior written consent of TDS, the Company or any of its subsidiaries may not transfer (by sale, merger or otherwise) more than fifteen percent (15%) of its consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

REGISTRATION RIGHTS AGREEMENT

    Under a Registration Rights Agreement (the "Registration Rights Agreement"), the Company has agreed, upon the request of TDS, to file one or more registration statements under the Act or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any debt or equity securities of the Company that TDS may hold at any time. TDS will pay all costs relating thereto and all underwriting discounts and commissions relating to any such offering, except that the Company will pay the fees and expenses of its counsel and accountants, and all trustees, transfer agents or other agents appointed in connection therewith. TDS has the right to select the counsel the Company retains to assist it in fulfilling any of its obligations under the Registration Rights Agreement.

    There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that the Company will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or one percent (1%) of the total number of shares of such class then outstanding, or, in the case of debt securities, the principal amount of debt securities covered by the request is at least $5.0 million. The Company also has granted TDS the right to include its securities in certain registration statements covering offerings by the Company and will pay all costs of such offerings other than incremental costs attributable to the inclusion of securities of the Company owned by TDS in such registration statements and TDS will pay the fees and expenses of its counsel and all underwriting discounts and commissions.

    The Company will indemnify TDS, its officers and directors and each underwriter, if any, and controlling persons of TDS or any such underwriter against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. The Company has the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to ninety days if, in the judgment of the Company, any underwritten offering by the Company for its account then being conducted or about to be conducted would be materially and adversely affected. TDS has further agreed that it will not include any securities of the Company in any registration statement of the Company which, in the judgment of the managing underwriters, would materially and adversely affect any offering by the Company. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

INSURANCE COST SHARING AGREEMENT

    Pursuant to an Insurance Cost Sharing Agreement (the "Insurance Cost Sharing Agreement"), the Company and its subsidiaries, and their officers, directors and employees, are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to the Company on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with the Company before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. Management of the Company believes that the amounts payable by the Company under the Insurance Cost Sharing Agreement are generally more favorable than the premiums the Company would pay if it were to obtain coverage under separate policies.

EMPLOYEE BENEFIT PLANS AGREEMENT

    Under an Employee Benefit Plans Agreement, in connection with the purchase by employees of the Company of TDS Common Shares, $1.00 par value ("TDS Common Share"), under the TDS Employee Stock Purchase Plan, or pursuant to the exercise of non-qualified stock options granted by TDS, the Company has agreed to reimburse TDS in an amount equal to the excess of the fair market value of the TDS Common Shares on the Date of purchase over the amount paid for such shares plus amounts paid or to be paid by TDS for taxes, less any amounts paid by the Company's employees for withholding taxes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF THE COMPANY BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership by TDS of the Common Shares and Series A Common Shares of the Company as of February 28, 1997. TDS has sole voting and investment power with respect to all shares indicated as beneficially owned by TDS.

                                                                                              PERCENT        PERCENT OF
             NAME AND ADDRESS                      TITLE OF CLASS(1)            NUMBER       OF CLASS      VOTING POWER(2)
-------------------------------------------  ------------------------------  -------------  -----------  -------------------
Telephone and Data Systems Inc.              Common Shares                      19,086,000        60.8%             3.0%
 30 N. LaSalle Street                        Series A Common Shares             40,000,000       100.0%            95.0%
 Chicago, IL 60602

------------------------------

(1) Series A Common Shares are convertible on a share-for-shares basis at any time into Common Shares.

(2) The Series A Common Shares have 15 votes per share and the Common Shares have one vote per share.

SECURITY OWNERSHIP OF THE COMPANY BY MANAGEMENT

    Several officers and directors of the Company hold substantial ownership interests indirectly in the Company by virtue of their ownership of the capital stock of TDS. See "Beneficial Ownership of TDS by Directors and Executive Officers of the Company." In addition, the following executive officers and directors and all officers and directors as a group of the Company beneficially owned the following number of the Common Shares of the Company as of February 28, 1997:

                                                                         AMOUNT AND
                                                                          NATURE OF                         PERCENT OF
                                                                         BENEFICIAL      PERCENT OF           VOTING
                      NAME                           TITLE OF CLASS     OWNERSHIP(1)        CLASS              POWER
------------------------------------------------  --------------------  -------------  ---------------  -------------------
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 Ronald D. Webster and
 Michael G. Hron (2)............................         Common Shares         8,001              *                  *
LeRoy T. Carlson................................         Common Shares         1,000              *                  *
LeRoy T. Carlson, Jr. (3).......................         Common Shares         2,600             --                 --
Donald W. Warkentin (4).........................         Common Shares        47,277              *                  *
Walter C.D. Carlson.............................                    --            --             --                 --
Murray L. Swanson...............................         Common Shares         3,000             --                 --
James Barr III..................................                    --            --             --                 --
Rudolph E. Hornacek.............................                    --            --             --                 --
Thomas W. Wilson, Jr............................         Common Shares                            *                  *
John D. Foster..................................         Common Shares                            *                  *
J. Clarke Smith (5).............................         Common Shares                            *                  *
Glenn S. Robinette (6)..........................         Common Shares                            *                  *
Carol J. Ogren (7)..............................         Common Shares                            *                  *
Gerald N. Rhodes (8)............................         Common Shares                            *                  *
All directors and executive officers as a group
 (17 persons) (9)...............................         Common Shares                            *                  *

------------------------

* Less than 1%

(1) The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2) Represents Common Shares acquired through Company-match contributions by the persons named as trustees of the Telephone and Data Systems, Inc. Tax Deferred Savings Trust. Does not include 25,812 Common Shares acquired by such trust with employee contributions which are voted by plan participants. Such trustees disclaim beneficial ownership of all such shares except for shares held for their individual benefit in such trust. Information is presented as of December 31, 1996.

(3) Such Common Shares are owed by Mr. Carlson's wife. Mr. Carlson disclaims beneficial ownership of such shares.

(4) Includes 42,277 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(5) Includes       Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(6) Includes       Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Mr. Robinette resigned from the company in January 1997.

(7) Includes       Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(8) Includes       Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

(9) Includes       Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require the Company's directors and officers, and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

    Based on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by directors and officers of the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1996 were complied with on a timely basis, except as follows:

    TDS was required to have filed a Form 3 on or prior to April 25, 1996, which was filed on May 6, 1996. Thomas W. Wilson, Jr. was required to have filed a Form 3 on or prior to October 31,1996, which was filed on December 10, 1996. Gerald N. Rhodes was required to have filed a Form 3 on or prior to October 31,199, which was filed on March 13, 1997.

DESCRIPTION OF TDS SECURITIES

    The authorized capital stock of TDS consists of 100,000,000 Common Shares, $1.00 par value (the "TDS Common Shares"), 25,000,000 Series A Common Shares, $1.00 par value, (the "TDS Series A Common Shares") and 5,000,000 Preferred Shares, without par value (the "TDS Preferred Shares"). As of February 28, 1997, 54,145,158 TDS Common Shares (excluding 605,212 Common Shares held by TDS and a subsidiary of TDS), 6,916,546 TDS Series A Common Shares and 308,019 TDS Preferred Shares were outstanding.

    The TDS Series A Common Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share. The holders of TDS Series A Common Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Iowa Business Corporation Act grants class voting rights and with respect to the election of directors. With respect to the election of directors, the holders of TDS Common Shares and the TDS Preferred Shares issued before October 31, 1981, voting as a group, are entitled to elect 25% of the board of directors of TDS, rounded up to the nearest whole number, and the holders of TDS Series A Common Shares and TDS Preferred Shares issued after October 31, 1981, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

SECURITY OWNERSHIP OF TDS BY CERTAIN BENEFICIAL OWNERS

    In addition to the persons listed under "Beneficial Ownership of TDS by Directors and Executive Officers of the Company," the following table sets forth, as of February 28, 1997, information regarding the persons who beneficially own more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

                                                                             SHARES OF                     PERCENT OF
                                                                             TDS CLASS     PERCENT OF          TDS
        SHAREHOLDER'S NAME AND ADDRESS               TITLE OF CLASS            OWNED        TDS CLASS     VOTING POWER
----------------------------------------------  -------------------------  -------------  -------------  ---------------
The Equitable Companies Inc. (1)                TDS Common Shares             11,977,785         22.1%            9.7%
 787 Seventh Avenue
 New York, New York 10019

Franklin Mutual Advisors,Inc. (2)               TDS Common Shares              5,308,600          9.8%            4.3%
 51 John F. Kennedy Parkway
 Short Hills, New Jersey 07078

The Capital Group Companies,                    TDS Common Shares              3,589,750          6.6%            2.9%
 Inc. (3)
 333 South Hope Street
 Los Angeles, California 90071

Liberty Investment Management,                  TDS Common Shares              2,745,800          5.1%            2.2%
 Inc. (4)
 2502 Rocky Point Drive
 Tampa, Florida 33607

Massachusetts Financial Services Company (5)    TDS Common Shares              2,731,030          5.0%            2.2%
 500 Boylston Street
 Boston, Massachusetts 02116

Merrill, Lynch, Pierce, Fenner & Smith, Inc.    TDS Preferred Shares              63,532         20.6%              *
 Post Office Box 2658
 Jersey City, New Jersey 07303

William and Betty McDaniel                      TDS Preferred Shares              46,666         15.2%              *
 160 Stowell Road
 Salkum, Washington 98582

Roland G. and Bette B. Nehring                  TDS Preferred Shares              23,030          7.5%              *
 5253 North Dromedary Road
 Phoenix, Arizona 85018

The Peterson Revocable Living Trust             TDS Preferred Shares              20,637          6.7%              *
 Kenneth M. & Audrey M. Peterson,
 Trustees
 108 Avocado Lane
 Weslaco, Texas 78596

Regional Operations Group, Inc.                 TDS Preferred Shares              15,807          5.1%              *
 312 South 3rd Street
 Minneapolis, Minnesota 55440

------------------------

* Less than 1%

(1) Based on the most recent Schedule 13G (Amendment No. 10) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States -- 4,976,200 shares; Alliance Capital Management, L.P. -- 6,974,884 shares; Wood, Struthers & Winthrop Management Corp. -- 26,200 shares; and Donaldson Lufkin & Jenrette Securities Corporation -- 501 shares. In such Schedule 13G, Equitable reported sole voting power with respect to 11,757,743 shares, shared voting power with respect to 84,600 shares, sole dispositive power with respect to 11,977,284 shares and shared dispositive power with respect to 501 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies, Inc.

(2) Based on a Schedule 13D filed with the SEC. Such Schedule 13D reports that Franklin Mutual Advisors, Inc. exercised sole voting and investment power with respect to all such shares. Such Schedule 13D is also filed on behalf of Franklin Resources, Inc., the parent holding company of Franklin Mutual Advisors, Inc., and by Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of such parent holding company.

(3) Based on a Schedule 13G filed with the SEC. Such Schedule 13G reported that Capital Guardian Trust Company, Capital Research and Management Company and Capital International S.A., subsidiaries of The Capital Group, Inc., exercised sole voting and investment discretion with respect to 1,794,150 and 3,589,750 shares, respectively. Beneficial ownership was disclaimed with respect to all such shares.

(4) Based on a Schedule 13G filed with the SEC. Such Schedule 13G reported that Liberty Investment Management, Inc. exercised sole voting and investment power with respect to all such shares.

(5) Based on a Schedule 13G filed with the SEC. The Schedule 13G reports sole investment power and voting authority with respect to such securities.

SECURITY OWNERSHIP OF TDS BY MANAGEMENT OF THE COMPANY

    The following table sets forth the number of TDS Common Shares and TDS Series A Common Shares beneficially owned by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of February 28, 1997.

                                                                              AMOUNT AND
                                                                              NATURE OF                     PERCENT OF
    NAME OF INDIVIDUAL OR NUMBER                                              BENEFICIAL     PERCENT OF         TDS
        OF PERSONS IN GROUP                    TITLE OF TDS CLASS            OWNERSHIP(1)     TDS CLASS    VOTING POWER
------------------------------------  ------------------------------------  --------------  -------------  -------------
LeRoy T. Carlson, Jr.,
 Walter C.D. Carlson,
 Letitia G.C. Carlson,
 Donald C. Nebergall and
 Melanie J. Heald (2)...............  TDS Series A Common Shares                6,318,335          91.4%          51.1%
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 Ronald D. Webster and
 Michael G. Hron (3)................  TDS Common Shares                             1,008             *              *
                                      TDS Series A Common Shares                  146,576           2.1%           1.2%
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 Ronald D. Webster and
 Michael G. Hron (4)................  TDS Common Shares                            59,957             *              *
LeRoy T. Carlson(5).................  TDS Common Shares                            46,539             *              *
                                      TDS Series A Common Shares..........         51,553             *              *
LeRoy T. Carlson, Jr. (6)...........  TDS Common Shares                           135,976             *              *
Walter C.D. Carlson (7).............  TDS Common Shares                                68             *              *
Murray L. Swanson (8)(13)...........  TDS Common Shares                            42,846             *              *
                                      TDS Series A Common Shares                    2,485             *              *
James Barr III (9)..................  TDS Common Shares                            17,213             *              *
Rudolph E. Hornacek (10)(13)........  TDS Common Shares                            29,566             *              *
                                      TDS Series A Common Shares                    2,355             *              *
Thomas W. Wilson, Jr................  TDS Common Shares                                               *              *
John D. Foster......................  TDS Common Shares                                               *              *

                                                                              AMOUNT AND
                                                                              NATURE OF                     PERCENT OF
    NAME OF INDIVIDUAL OR NUMBER                                              BENEFICIAL     PERCENT OF         TDS
        OF PERSONS IN GROUP                    TITLE OF TDS CLASS            OWNERSHIP(1)     TDS CLASS    VOTING POWER
------------------------------------  ------------------------------------  --------------  -------------  -------------
Donald W. Warkentin (11)............  TDS Common Shares                            22,253             *              *
J. Clarke Smith.....................  TDS Common Shares                           --                  *              *
Glenn S. Robinette (12).............  TDS Common Shares                                               *              *
Carol J. Ogren......................  TDS Common Shares                               520             *              *
Gerald N. Rhodes....................  TDS Common Shares                                               *              *
All directors and executive officers
 as a group (17 persons) (13).......  TDS Common Shares                                               *              *
                                      TDS Series A Common Shares                6,521,304          94.3%          52.8%

------------------------

* Less than 1%

(1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2) The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares of TDS held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially over 5% of the outstanding TDS Series A Common Shares: Margaret D. Carlson (wife of LeRoy
    T. Carlson), LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson, Letitia G.C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson), and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution.

(3) Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Employees' Pension Trust I.

(4) Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Tax-Deferred Savings Trust. Does not include 169,628 shares acquired by such trust with employee contributions which are voted by plan participants.

(5) Includes 40,473 TDS Common Shares that Mr. LeRoy T. Carlson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days, and 51,553 Series A Common Shares held by Mr. Carlson's wife. Beneficial ownership is disclaimed as to the shares held by Mr. Carlson's wife. Does not include 248,975 TDS Series A Common Shares held for the benefit of Mr. LeRoy T. Carlson, 625,392 TDS Series A Common Shares held for the benefit of Mr. Carlson's wife or 50,000 TDS Series A Common Shares held for the benefit of certain grandchildren of Mr. Carlson (an aggregate of 924,367 shares, or 13.4% of class) in the voting trust described in footnote (2) above. Beneficial ownership is disclaimed as to TDS Series A Common Shares held for the benefit of his wife and grandchildren in such voting trust.

(6) Includes 131,107 TDS Common Shares that Mr. LeRoy T. Carlson, Jr. may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days. Does not include 1,074,959 TDS Series A Common Shares (15.5% of class) held in the voting trust referred to in footnote (2) above, of which 1,037,019 shares are held for the benefit of Mr. LeRoy T. Carlson, Jr. Beneficial ownership is disclaimed as to 37,940 TDS Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(7) Does not include 1,082,278 TDS Series A Common Shares (15.6% of class) held in the voting trust referred to in footnote (2) above, of which 1,053,122 shares are held for the benefit of Mr. Walter C.D. Carlson. Beneficial ownership is disclaimed with respect to 29,156 TDS Series A Common Shares held for the benefit of his wife and children in such voting trust.

(8) Includes 23,937 TDS Common Shares that Mr. Swanson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(9) Includes 14,000 TDS Common Shares that Mr. Barr may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(10) Includes 24,484 TDS Common Shares that Mr. Hornacek may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(11) Includes 21,713 TDS Common Shares that Mr. Warkentin may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(12) Mr. Robinette resigned from the Company in January 1997.

(13) Includes 215,241 shares subject to stock options exercisable on February 28, 1997 or within 60 days thereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, any shareholder proposal must be addressed to Aerial Communications Inc., 8410 W. Bryn Mawr Ave., Suite 1100, Chicago, Illinois 60631, Attention: Assistant Secretary and must be received no later than December 16, 1997.

                                    GENERAL

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. The Company has retained Kissel-Blake Inc. to aid in solicitation of proxies for a fee of $1,500, plus out-of-pocket expenses.

    THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO AERIAL COMMUNICATIONS, INC., 8410 W. BRYN MAWR AVE., SUITE 1100, CHICAGO, ILLINOIS 60631, ATTENTION: INVESTOR RELATIONS.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters are brought properly before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                                   [SIGNATURE]

                                          Michael G. Hron
                                          Secretary

   ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES PROMPTLY.

                                                                       EXHIBIT A

                        AMERICAN PORTABLE TELECOM, INC.
                      1996 EMPLOYEE STOCK PURCHASE PLAN(1)

SECTION 1. ESTABLISHMENT; PURPOSE; SCOPE.

    American Portable Telecom, Inc. hereby establishes the American Portable Telecom, Inc. 1996 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by eligible employees. The Plan is intended to provide a further incentive for eligible employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2. DEFINITIONS; CONSTRUCTION.

    As used in this Plan, as of any time of reference, and unless the context otherwise requires:

    (a) "AFFILIATE" means any trade or business entity which is a member of the same controlled group (as described in section 414(b) and (c) of the Code) with Telephone and Data Systems, Inc. ("TDS"), any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) with TDS or such a trade or business, or any other entity required to be aggregated with TDS pursuant to final regulations under section 414(o) of the Code.

    (b) "BENEFITS REPRESENTATIVE" means the Benefits Department of TDS located in Middleton, Wisconsin, or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

    (c) "BOARD" means the Board of Directors of the Company as from time to time constituted.

    (d) "COMMON SHARES" means the common shares of the Company, par value $1.00 per share.

    (e) "COMPANY" means American Portable Telecom, Inc., a Delaware corporation, and any successor thereto.

    (f) "COMPENSATION" means an employee's "Compensation" as defined in Section 4.2(a) of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as amended from time to time, determined without regard to the limitation on compensation which is taken into account under such plan pursuant to section 401(a)(17) of the Code and, if applicable, the family aggregation rules of section 414(q)(6) of the Code.

    (g)  "CONTROLLED GROUP" means the Company and its Subsidiaries.

    (h)  "EFFECTIVE DATE" means October 1, 1996.

    (i) "EMPLOYEE STOCK PURCHASE ACCOUNT" means the account established pursuant to Section 5(c) of the Plan to hold a Participant's payroll deduction contributions.

    (j) "EMPLOYER" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan as of the effective date, with the prior approval of the Company, and each corporation which subsequently becomes a member of the Controlled Group and adopts the Plan, with the prior approval of the Committee.

    (k)"Entry Date" MEANS OCTOBER 1, 1996, AND EACH SUBSEQUENT JANUARY 1, APRIL 1, JULY 1 AND OCTOBER 1.

------------------------
(1) As amended to reflect Amendment Number One.

    (l) "PARTICIPANT" means any employee of an Employer who meets the eligibility requirements of Section 4, and has elected to participate in the Plan as described in such Section. An individual shall cease to be an Participant as of the date he terminates employment with all Employers and Affiliates, for whatever reason.

    (m) "PLAN" means the American Portable Telecom, Inc. 1996 Employee Stock Purchase Plan herein set forth, and any amendment or supplement thereto.

    (n) "PURCHASE DATE" means March 31, 1997, September 30, 1997, March 31, 1998 or September 30, 1998, as the case may be.

    (o)  "PURCHASE PERIOD" means a semi-annual period ending on a Purchase Date.

    (p) "PURCHASE PRICE" means, with respect to a Purchase Date, 85 percent of the closing price of a Common Share on the Nasdaq National Market on such date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the Nasdaq National Market on the next preceding trading day; provided that if such price includes a fraction of a cent, the Purchase Price shall be rounded up to the next whole cent.

    (q) "SUBSIDIARY" means, with respect to an entity, a corporation (other than the entity) in an unbroken chain of corporations beginning with the entity if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (r) "TERMINATION DATE" means the earliest of (i) September 30, 1998, (ii) such earlier date on which the Board terminates the Plan and (iii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

    The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3. ADMINISTRATION.

    This Plan shall be administered by the 1996 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be individuals selected by the Board who do not satisfy the eligibility requirements of Section 4 hereunder. The Committee shall be comprised of LeRoy
T. Carlson, Jr. and Murray L. Swanson. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4. ELIGIBILITY AND PARTICIPATION.

    (a) Any employee of an Employer shall be eligible to participate in the Plan as of the first Entry Date following such employee's satisfaction of the eligibility service requirement, or, if later, the first Entry Date following the date on which the employee's Employer adopted the Plan. For purposes of this subsection, an Employee shall have satisfied the eligibility service requirement if he has completed at least three months of continuous service with an Employer. For the sole purpose of calculating length of service under the Plan, employees shall be credited with service for an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

    (b) At least 15 days (or such other period as may be prescribed by the Committee) prior to the first Entry Date as of which an employee is eligible to participate in the Plan as described in subsection (a) of this Section, the employee shall execute and deliver to the Benefits Representative an application on the prescribed form specifying his chosen rate of payroll deduction contributions described in Section 5. Such application shall authorize his Employer to reduce the employee's Compensation by the amount of any such payroll deduction contributions. The application shall also evidence the employee's acceptance of and agreement to all provisions of this Plan. An employee who fails timely to file an application described in this subsection shall not be eligible to commence participation in the Plan as of any subsequent Entry Date.

    (c) If a Participant is transferred from one Employer to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such transferred employee may continue to make payroll deduction contributions under the Plan provided such Participant completes such forms as the Committee may require, if any, in the time and manner prescribed by the Committee.

    (d) If an individual terminates employment with all Employers and Affiliates so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall be required to satisfy the eligibility service requirement described in subsection (a) of this Section as if he were a new employee.

    (e) Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in the Plan if such employee, immediately after the grant of an option would own shares (including shares which may be purchased under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, any of its Subsidiaries, TDS or any of TDS' Subsidiaries actually issued and outstanding immediately after such grant. For purposes of the foregoing sentence, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership. In addition, no member of the Committee shall be eligible to participate in the Plan.

SECTION 5. PARTICIPANT CONTRIBUTIONS.

    (a) Each Participant may elect, in the manner described in Section 4, to make payroll deduction contributions under the Plan in an amount equal to a whole percentage not less than 1 and not more than 15 percent of such Participant's Compensation for each payroll period, beginning with the first pay date which occurs on or after the Entry Date as of which such Participant commences participation in the Plan.

    (b) At least 15 days (or such other period as may be prescribed by the Committee) prior to any Entry Date, a Participant shall have the right to elect to decrease his designated rate of payroll deductions under the Plan by executing and delivering to the Benefits Representative an application on the prescribed form specifying his chosen rate of payroll deduction contributions. An election by a Participant to decrease his designated rate of payroll deductions to 0% of his Compensation shall be deemed an election to abandon his right to purchase Common Shares under the Plan, as described in Section 8. A Participant shall not have the right to elect to increase his designated rate of payroll deductions under the Plan.

    (c) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company. The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant to hold his payroll deduction contributions made under the Plan. Such accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate accounts. Such accounts shall not be credited with interest or other investment earnings. Each Employee Stock Purchase Account shall be restricted to the uses provided herein until such time as the Company issues certificates to Participants purchasing Common Shares under the Plan.

SECTION 6. PURCHASE OF COMMON SHARES.

    (a) Subject to a Participant's right of abandonment described in Section 8 of the Plan, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase the number of whole Common Shares determined by dividing the balance of such Participant's Employee Stock Purchase Account as of such date by the Purchase Price. The Participant's Employee Stock Purchase Account shall be debited accordingly. No fractional shares shall be issued under the Plan. Any balances remaining in Participants' accounts attributable to fractional shares shall remain credited to such accounts so that such remaining balances shall be available to purchase shares on the next Purchase Date; provided that such amounts shall be refunded to Participants upon termination of the Plan.

    (b) If the employment of an individual who is a Participant in the Plan is transferred to an Affiliate that is not an Employer, then the Participant's payroll deductions shall be suspended and the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such transfer, except to the extent the individual abandons his election to purchase Common Shares as described in Section 8. Upon the Participant's transfer from such Affiliate back to an Employer, the Participant's payroll deduction contributions shall resume in accordance with the most recent election made by the Participant pursuant to Section 5, provided such Participant completes such forms as the Committee may require, if any, in the time and manner prescribed by the Committee.

    (c) Upon termination of employment because of retirement or death, the balance of the Participant's Employee Stock Purchase Account, after crediting such account with payroll deductions for any Compensation due and owing, shall be applied to purchase Common Shares for the Participant (or, in the case of the Participant's death, the beneficiary designated by the Participant in accordance with procedures prescribed by the Committee, or if no such beneficiary designation is in effect with respect to such Participant, the Participant's estate) as of the Purchase Date next occurring after the Participant's death, unless the Participant (or, in the case of the Participant's death, his designated beneficiary or estate, as the case may be) elects, in the manner prescribed by the Committee, to abandon all or a portion of such purchase of Common Shares on or before the earlier of (i) the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the Participant's death or retirement and (ii) the 90th day after the Participant's death or retirement, or such other period as established by the Committee.

    (d) Notwithstanding any provision of this Plan to the contrary, if the number of shares to be purchased by a Participant on any Purchase Date is less than ten, the Participant shall not be permitted to purchase any Common Shares as of such Purchase Date. The balance remaining in such Participant's Employee Stock Purchase Account shall be treated in the same manner as account balances attributable to fractional shares, as described in subsection (a) of this Section.

    (e) Notwithstanding any provision of this Plan to the contrary, a Participant shall in no event be permitted to purchase in any calendar year more than the number of shares determined by dividing $25,000 by the closing price of a Common Share on the Nasdaq National Market on the Effective Date. Any portion of the balance of a Participant's Employee Stock Purchase Account in excess of the amount necessary to purchase shares on a Purchase Date in excess of the foregoing limitation shall be treated in the same manner as account balances attributable to fractional shares, as described in subsection (a) of this Section. The maximum share limitation prescribed by this Section shall be subject to adjustment as described in Section 11.

    (f) Upon termination of employment with all Employers for any reason other than as a result of a transfer of employment to an Affiliate as described in subsection (b) of this Section or retirement or death as described in subsection
(c) of this Section, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to him as soon as administratively practicable.

    (g) Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 200,000 Common Shares, subject to adjustment as provided in Section 11. The Common Shares to be sold under this Plan may, at the election of the Company, be treasury shares, shares originally issued for such purpose or shares purchased by the Company. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant under this Section shall be reduced in the manner prescribed by this subsection, or such other method which the Committee determines to be equitable, in its sole discretion. The Committee shall determine the deferral percentage (referred to herein as the "maximum deferral percentage") permissible for Participants under which the amount of shares to be purchased on behalf of all Participants collectively equals the shares available for purchase under the Plan. Such maximum deferral percentage need not be expressed as a whole percentage. The payroll deduction contributions made by each Participant whose elected deferral percentage described in Section 5(a) is higher than such maximum deferral percentage shall be reduced so that each such Participant's deferral percentage equals such maximum deferral percentage, and each such Participant's excess payroll deduction contributions shall be refunded to such Participant as soon as administratively practicable.

    (h) Notwithstanding any provision contained herein to the contrary, no Participant shall be granted an option to purchase shares under the Plan that permits the Participant to purchase shares in any calendar year under the Plan and other employee stock purchase plans (within the meaning of section 423 of the Code) of the Company, its Subsidiaries, TDS and TDS' Subsidiaries with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000, all determined in the manner provided by section 423(b)(8) of the Code. Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase Common Shares due to the application of this subsection shall be treated in the same manner as amounts attributable to fractional shares, as described in subsection (a) of this Section.

SECTION 7. ISSUANCE OF CERTIFICATES.

    As soon as administratively practicable after each Purchase Date, the Company shall purchase or issue Common Shares, in its sole discretion, and each Participant shall be issued a certificate representing the Common Shares purchased by him under the Plan on such date. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice to the Benefits Representative prior to the issuance thereof, in the names of the Participant and one other person as the Participant may designate, as joint tenants with right of survivorship. Such a joint tenancy designation shall not apply to shares purchased after a Participant's death by the Participant's beneficiary or estate, as the case may be.

SECTION 8. PARTICIPANT'S RIGHT TO ABANDON PURCHASE OF SHARES.

    At any time during a Purchase Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to a Purchase Date, a Participant may elect to abandon his election to purchase Common Shares under the Plan. Such abandonment election shall be made on forms prescribed by the Committee and delivered to the Benefits Representative. Upon a Participant's election to abandon pursuant to this Section, the amount credited to the Participant's Employee Stock Purchase

Plan Account shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan shall be terminated.

SECTION 9. SUSPENSION ON ACCOUNT OF EMPLOYEE'S HARDSHIP WITHDRAWAL.

    If a Participant makes a hardship withdrawal from the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan or any other plan with a cash or deferred arrangement qualified under section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be suspended from making payroll deductions under this Plan for a period of twelve months from the date of such withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such withdrawal, except to the extent the Participant abandons his election to purchase Common Shares as described in Section 8. After the expiration of such twelve month period, the Participant's payroll deduction contributions shall automatically resume in accordance with the most recent election made by the Participant pursuant to Section 5, unless he has abandoned his election to purchase Common Shares as described in Section 8.

SECTION 10. RIGHTS NOT TRANSFERABLE.

    The right to purchase Common Shares under this Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by the Participant.

SECTION 11. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

    (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on its Common Shares in shares of the Company, (ii) a subdivision of its outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of its Common Shares (other than by merger or consolidation) of any shares of the Company, then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Offering Price, the number of Common Shares offered or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle Participants to purchase additional Common Shares or other shares of the Company, the shares available under this Plan shall be deemed to include such additional Common Shares or such other shares of the Company.

    (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his payment for all or part of the Common Shares purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

    (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his payment for all or part of the Common Shares purchasable by him under the Plan and receive in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be canceled by the Board as of the effective date of any such merger, consolidation or sale, provided that (i) notice of such cancellation shall be given to each Participant and (ii) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to him under the terms of the Plan.

    (e) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for Purchase under the Plan.

SECTION 12. SHAREHOLDER APPROVAL.

    The Plan is subject to the approval of a majority of the votes cast on the matter by the shareholders of the Company within twelve months before or after its adoption by the Board.

SECTION 13. RIGHTS OF A SHAREHOLDER.

    No Participant shall have rights or privileges of a shareholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

SECTION 14. NO REPURCHASE OF COMMON SHARES BY COMPANY.

    The Company is not obligated to repurchase any Common Shares acquired under the Plan.

SECTION 15. AMENDMENT OF THE PLAN.

    The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made that changes the number of shares to be reserved under the Plan (other than as provided in Section 11), or that would otherwise require shareholder approval.

SECTION 16. TERMINATION OF THE PLAN.

    While it is intended that the Plan remain in effect for the term of the Plan, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase Common Shares as described in Section 6 as if such termination date were a Purchase Date under the Plan. Notwithstanding the foregoing, upon termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to abandon his right to purchase all or a portion of the Common Shares purchasable by him. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to the Participant any amount in his Employee Stock Purchase Plan Account which has not been applied to purchase Common Shares, or, in the case of a Participant who elects to abandon his right to purchase Common Shares, the entire balance of such account or the applicable portion thereof.

    Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

SECTION 17. COMPLIANCE WITH STATUTES AND REGULATIONS.

    The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

SECTION 18. GOVERNING LAW.

    This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Delaware and construed in accordance therewith.

SECTION 19. COMPANY AS AGENT FOR THE EMPLOYERS.

    Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

                                                                       EXHIBIT B

                          AERIAL COMMUNICATIONS, INC.
                         1996 LONG-TERM INCENTIVE PLAN*

                                   ARTICLE I
                                    PURPOSE

    The purposes of the Aerial Communications, Inc. 1996 Long-Term Incentive Plan (the "Plan") are (i) to align the interests of the stockholders of Aerial Communications, Inc. (the "Company"), and the key executive and management employees of the Company and certain independent contractors hired by the Company ("employees") who receive options under the Plan by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining key executive personnel and (iii) to motivate such individuals to act in the long-term best interests of the Company.

                                   ARTICLE II
                                  DEFINITIONS

    For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

    2.1 "AFFILIATE" shall mean a corporation which owns directly or indirectly at least 50% of the outstanding stock of the Company or the combined voting power of such outstanding stock, or a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by the Company.

    2.2 "AWARD" shall mean a written agreement between the Company and an optionee evidencing an option granted hereunder.

    2.3  "BOARD" shall mean the Board of Directors of the Company.

    2.4  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    2.5 "COMMITTEE" shall mean a committee designated by the Board, consisting of two or more members of the Board, each of whom may be required by the Board to be an "outside director" within the meaning of section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

    2.6 "COMMON STOCK" shall mean the class of shares of the Company designated as "Common Shares" in its Certificate of Incorporation, as such may be amended or restated from time to time.

    2.7 "DISABILITY" shall mean a total physical disability which, in the Committee's judgment, prevents an optionee from performing substantially such optionee's employment duties and responsibilities for a continuous period of at least six months.

    2.8 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    2.9 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    2.10 "FAIR MARKET VALUE" of a share of Stock shall mean its closing sale price on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a

------------------------
* As amended to reflect Amendment Number One.

sale was reported; PROVIDED THAT if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    2.11 "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of Stock which meets the requirements of section 422 of the Code (or any successor provision) and which is intended by the Committee to constitute an Incentive Stock Option.

    2.12 "LEGAL REPRESENTATIVE" shall mean a guardian, legal representative or other person acting in a similar capacity with respect to an optionee.

    2.13 "MATURE SHARES" shall mean shares of Stock (i) for which the holder thereof has good title, free and clear of all liens and encumbrances, and (ii) which such holder has held for at least six months or has purchased on the open market.

    2.14 "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase shares of Stock which is not an Incentive Stock Option.

    2.15 "PERFORMANCE MEASURES" shall mean criteria and objectives established by the Committee which must be satisfied during a Performance Period in order for an employee eligible to participate in the Plan to be granted a Performance Stock Option. Such criteria and objectives may include, but are not limited to, the attainment by a share of Stock of a specified Fair Market Value for a specified period of time, certain earnings per share or return on equity, increased cash flows, revenues, or market share, or attainment of cost reduction goals, attainment of individual performance objectives, or any other criteria and objectives established by the Committee or any combination thereof.

    2.16 "PERFORMANCE PERIOD" shall mean a period designated by the Committee during which Performance Measures shall be measured.

    2.17  "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in section 22(e)(3) of the Code (or any successor thereto).

    2.18 "PERMITTED TRANSFEREE" shall mean (i) an optionee's spouse, (ii) any of an optionee's lineal descendants or (iii) a trust or similar arrangement of which such spouse, a lineal descendant of such optionee, or one or more of such persons are the only current beneficiaries, provided that such spouse or descendant (or the Legal Representative of such spouse or descendant) or such trust or similar arrangement, as the case may be, has entered into a written agreement with the Company authorizing the Company to withhold shares of Stock which would otherwise be delivered to such person upon an exercise of a Non-Qualified Stock Option to pay any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise in the event that the optionee does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

    2.19  "STOCK" shall mean Common Stock and any other equity security which
(i) is designated by the Board to be available for stock option grants under the Plan or (ii) becomes available for grants under the Plan by reason of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock.

                                  ARTICLE III
                         ELIGIBILITY AND ADMINISTRATION

    3.1 ELIGIBILITY. Participants in the Plan shall consist of such key executive and management employees of the Company as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

    3.2 COMMITTEE ADMINISTRATION. (A) IN GENERAL. The Plan shall be administered by the Committee or its designee in accordance with the terms of the Plan. The Committee, in its sole discretion, shall determine the form and timing of each grant of an option, the number of shares of Stock subject to each option and the purchase price per share of Stock purchasable upon exercise of the option, the time and conditions of exercise of the option and all other terms and conditions of the option, including, without limitation, the form of the Award evidencing the option. The Committee shall interpret the Plan and establish any rules and procedures it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an option, conditions with respect to the option, such as restricting or limiting competitive employment or other activities. All such interpretations, rules, procedures and conditions shall be conclusive and binding on the parties. A majority of the members of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

    (b) DELEGATION. The Committee may delegate some or all of its power and authority hereunder to the Chairman of the Board or to an executive officer of the Company, as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to select an officer or other person subject to section 16 of the Exchange Act to participate in the Plan and, if the Committee is composed solely of outside directors within the meaning of section 162(m) of the Code, the Committee may not delegate its power and authority with regard to decisions concerning the timing, pricing or number of shares subject to an option granted to any "covered employee" within the meaning of section 162(m) of the Code or any other person who, in the Committee's judgment, is likely to be such a "covered employee" at any time during the exercise period of the option to be granted to such employee.

    (c) INDEMNIFICATION. No member of the Board or Committee nor any executive officer of the Company to whom the Committee shall delegate any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan and each member of the Board and the Committee and each such executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's articles of incorporation or by-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

    3.3 SHARES AVAILABLE. Subject to adjustment as provided in Section 5.7, 1,500,000 shares of Common Stock shall initially be available under the Plan. Such shares of Common Stock and shares of each other class of Stock which become available under the Plan shall be reduced by the sum of the aggregate number of shares of such Stock then subject to outstanding options under the Plan. To the extent that an outstanding option expires or terminates unexercised or is canceled or forfeited, then the shares of Stock subject to such expired, unexercised, canceled or forfeited portion of such option shall again be available under the Plan. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                                   ARTICLE IV
                                 STOCK OPTIONS

    4.1 IN GENERAL. The Committee may, in its discretion, grant options to purchase shares of Stock to such eligible employees as may be selected by the Committee. Any option to be granted to a key employee upon his or her initial employment with the Company shall be subject to the approval of the Chairman of the Board. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a

Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of the Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any Affiliate) exceeds $100,000, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the terms and conditions set forth in this Section 4.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable, except that the Committee shall not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 150,000 shares of Stock (as may be adjusted pursuant to Section 5.7).

    4.2 NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Stock subject to an option and the purchase price per share of Stock purchasable upon exercise of the option shall be determined by the Committee; PROVIDED, HOWEVER, that the purchase price per share of Stock purchasable upon exercise of either an Incentive Stock Option or a Non-Qualified Stock Option shall generally be the average Fair Market Value of a share of Stock during the 20 trading days immediately preceding the date the option is granted, but in the case of an Incentive Stock Option, shall not be less than 100% of the Fair Market Value of a share of Stock on the date such option is granted; PROVIDED FURTHER, that if an Incentive Stock Option shall be granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries ("Ten Percent Holder"), the purchase price per share of Stock shall be at least 110% of its Fair Market Value. In the case of options which are granted on the date of the closing of the Company's initial public offering of Common Stock (the "IPO"), the purchase price will be the initial public offering price of a share of Common Stock.

    4.3 OPTION PERIOD AND EXERCISABILITY. The period during which an option may be exercised shall be determined by the Committee; PROVIDED, HOWEVER, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; PROVIDED FURTHER, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall be exercised within five years of its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied during a Performance Period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An option may be exercised only with respect to whole shares of Stock.

    4.4 METHOD OF EXERCISE. An option may be exercised (i) by giving written notice to the most senior executive in the Company's Human Resources Department specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) either (A) in cash, (B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent determined by the Committee at the time the option is granted, and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) in the preceding sentence. If payment of the purchase price is to be made pursuant to clause (B) or (C) (or a combination thereof) of the first sentence of this Section 4.4, any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No share of Stock shall be delivered until the full purchase price therefor has been paid.

    4.5 TERMINATION OF EMPLOYMENT. (A) DISABILITY. Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of Disability, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and after such date may be exercised by such optionee (or such optionee's Legal Representative) for a period of 12 months after the effective date of such optionee's termination of employment or until the expiration of the term of such option, whichever period is shorter. If the optionee shall die within such period (or other period specified in the Award), the option shall be exercisable by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by applicable laws of descent and distribution, to the same extent such option was exercisable by the optionee on the date of the optionee's death, for a period ending on the later of (i) the last day of such period and (ii) 90 days after the date of the optionee's death.

    (b) RETIREMENT OR RESIGNATION WITH PRIOR WRITTEN CONSENT OF THE CHAIRMAN OF THE BOARD. Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of the optionee's retirement after attainment of age 65 or by reason of the optionee's resignation of employment at any age with the prior written consent of the Chairman of the Board, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's retirement or resignation, as the case may be, and after such date may be exercised by such optionee (or such optionee's Legal Representative) for a period of 90 days after such effective date or until the expiration of the term of such option, whichever period is shorter. If the optionee who has so retired or resigned shall die within such period (or other period specified in the Award), the option shall be exercisable by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution, to the same extent such option was exercisable by the optionee on the date of the optionee's death, for a period ending 180 days after the effective date of such optionee's retirement or resignation.

    (c) TRANSFER TO AFFILIATE. Unless otherwise specified in an Award evidencing the grant of an option, and in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of the optionee's transfer of employment to an Affiliate then the optionee's employment with such Affiliate shall be deemed to be employment with the Company solely for the purpose of determining the exercisability of any outstanding option awarded to such optionee, except that such option shall be exercisable only to the extent it is exercisable at the time of such transfer.

    (d) DEATH. Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates by reason of death, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death, and after such date may be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent or distribution for a period of 180 days after the date of death or until the expiration of the term of such option, whichever period is shorter.

    (e) OTHER TERMINATION OF EMPLOYMENT. Unless otherwise specified in an Award evidencing the grant of an option and, in the case of an Incentive Stock Option, subject to Section 4.5(f), if an optionee's employment with the Company terminates for any reason other than Disability, retirement after attainment of age 65, resignation of employment with the prior written consent of the Chairman of the Board, a transfer to an Affiliate or death, the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and after such date may be exercised by such optionee (or such optionee's Legal Representative) for a period of 30 days after such effective date or until the expiration of the term of such option, whichever period is shorter. If the optionee shall die within such period (or other period specified in the Award), the option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death, and after such date may be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent or distribution for a period of 120 days after the date of death or until the expiration of the term of such option, whichever period is shorter. Notwithstanding the first sentence of this subsection (e), if an optionee ceases to be employed by the Company on account of such optionee's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, the option shall terminate on the date the optionee's employment with the Company terminates, unless such option terminates earlier pursuant to Section 4.6.

    (f) TERMINATION OF EMPLOYMENT -- INCENTIVE STOCK OPTIONS. If the employment with the Company of an optionee of an Incentive Stock Option terminates by reason of death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death or on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, as the case may be. In the case of the optionee's Permanent and Total Disability, the option may thereafter be exercised by such optionee (or such optionee's Legal Representative) for a period of one year (or such shorter period as the Committee may specify in the Award) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee's death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such other period as the Committee may specify in the Award) after the date of such optionee's death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

    If an optionee's employment with the Company terminates for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such optionee (or such optionee's Legal Representative) for a period of three months after the effective date of such optionee's termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

    If an optionee dies during the exercise period specified in the Award evidencing the grant of such option following termination of employment by reason of Permanent and Total Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee's estate or, if none, the person to whom the optionee's rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Award) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

    4.6 FORFEITURE OF OPTION UPON COMPETITION WITH THE COMPANY OR ANY AFFILIATE OR MISAPPROPRIATION OF CONFIDENTIAL INFORMATION. Notwithstanding any other provision herein, an option granted pursuant to an Award under the Plan shall not be exercisable on or after any date on which such optionee (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the

Company or an Affiliate, as determined by the Committee or the Company in its sole discretion, and, accordingly, shall be terminated and thereby forfeited to the extent it has not been exercised as of such date.

    For purposes of the preceding sentence, an optionee shall be treated as entering into competition with the Company or an Affiliate if such optionee (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of the Company or an Affiliate or any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, or (ii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

    An optionee shall be treated as misappropriating confidential information of the Company or an Affiliate if such optionee (i) uses confidential information (as described below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by the Company or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any information or takes any confidential information or reproductions thereof from the facilities of the Company or an Affiliate, or (iii) upon termination of employment or upon the request of the Company or an Affiliate, fails to return all confidential information then in the optionee's possession. "Confidential information" shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of the Company or an Affiliate.

                                   ARTICLE V
                                    GENERAL

    5.1 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective as of the date of the IPO and shall terminate ten years thereafter unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any option granted prior to termination. Grants of options hereunder may be made at any time on or after the effective date and prior to the termination of the Plan. The Plan shall be submitted to the stockholder of the Company for approval and, in the event that the Plan is not approved by such stockholder, no options shall be granted hereunder.

    5.2 AMENDMENTS. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law, including section 162(m) of the Code; PROVIDED, HOWEVER, that, except as provided in Section 5.7, no amendment shall be made without stockholder approval if such amendment (a) would increase the maximum number of shares of Stock available for issuance under the Plan or (b) would reduce the minimum purchase price in the case of an option; PROVIDED FURTHER that no amendment shall extend the term of the Plan or shall effect any change inconsistent with section 422 of the Code with respect to any Incentive Stock Option which shall have been, or may be, granted under the Plan. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

    5.3 AWARD. Each option granted under the Plan shall be evidenced by an Award setting forth the terms and conditions applicable to such option. No option shall be valid until an Award is executed by the Company's President and Chief Executive Officer or the Chairman of the Board and the optionee and, upon execution by each party and delivery of the Award to the most senior executive in the Company's Human Resources Department such option shall be effective as of the effective date set forth in the Award.

    5.4 TRANSFERABILITY OF STOCK OPTIONS. No Incentive Stock Option shall be transferable other than by will or the laws of descent and distribution or pursuant to a beneficiary designation effective on the optionee's death. No Non-Qualified Stock Option shall be transferable other than (a) by will or the laws of descent and distribution, (b) pursuant to a beneficiary designation effective on the optionee's death, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Award evidencing the grant of such option, by gift to a Permitted Transferee. Each option may be exercised during the optionee's lifetime only by the optionee (or the optionee's Legal Representative) or, if applicable, by a Permitted Transferee. Except as permitted by the preceding sentences, no option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option such award and all rights thereunder shall immediately become null and void.

    5.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the delivery of any shares of Stock, payment by the holder of the option being exercised of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the exercise of such option. As determined by the Committee at the time of the grant of an option, an Award may provide that (i) the Company shall withhold whole shares of Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares the aggregate Fair Market Value of which shall be determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered the aggregate Fair Market Value of which shall be determined as of the Tax Date, (D) a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); PROVIDED, HOWEVER, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). An Award may provide for shares of Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

    5.6 RESTRICTIONS ON SHARES. Each option granted hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any option made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    5.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination of shares in a reverse stock split or other similar event, each holder of an option shall be entitled to receive upon the exercise of an option, at a price determined by the Committee in its sole discretion, such shares of Stock and other securities to which the holder would be entitled had the holder exercised such option prior to the occurrence of such event. If any other event shall occur which in the judgment of the Board would warrant an adjustment to (i) the number or designation of the class or classes of securities available under the Plan or (ii) the number or designation of the class or classes of securities subject to each outstanding option or the purchase price of a share of Stock subject to the option, or any combination of adjustments provided for in clauses (i) and (ii), such adjustments shall be authorized by the Board and made by the Committee upon such terms and conditions as it may deem equitable and appropriate. To the extent that any such event or any action taken under this Section 5.7 shall entitle a holder of an option to purchase additional shares of Stock or other security, the shares of Stock available under the Plan shall be deemed to include such additional shares of Stock or other security. If any such adjustment would result in a fractional security being generally available under the Plan, such fractional security shall be disregarded. If any such adjustment would result in a fractional security being subject to an outstanding option under the Plan, the Company shall pay the holder of such an option, in connection with the first exercise of such option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the purchase price of such security. Any determination made by the Committee under this Section 5.7 shall be final, binding and conclusive on all holders of outstanding options granted under the Plan.

    5.8 CHANGE IN CONTROL. (a) Notwithstanding any other provision of the Plan or any provision of any Award, in the event of (i) a Change in Control (as defined in Section 5.8(b)) or (ii) a "change in control" within the meaning of the Telephone and Data Systems, Inc. 1994 Long-Term Incentive Plan, at a time when TDS owns directly or indirectly at least 50% of either the outstanding stock of the Company or the combined voting power of such stock, all outstanding options shall become immediately exercisable in full. In the event of a Change in Control pursuant to Section 5.8(b)(3) below, there may be substituted for each share of Stock available under the Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of such Stock shall be converted pursuant to such Change in Control. In the event of such a substitution, the purchase price per share of stock then subject to an outstanding option under the Plan shall be appropriately adjusted by the Committee, but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Stock subject to such option prior to the Change in Control.

    (b) For purposes of the Plan, "Change in Control" shall mean:

        (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company, or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
    (3) of this Section 5.8(b), or (v) any acquisition by the following persons:
    (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses
    (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) PROVIDED that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the "Exempted Persons");

        (2) individuals who, as of the date of the IPO, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED THAT any individual who becomes a director of the Company subsequent to the date of the IPO whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and PROVIDED FURTHER, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

        (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (V) the Company or an Affiliate, (W) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (X) the corporation resulting from such Corporate Transaction,
    (Y) the Exempted Persons, (Z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (4) approval by the Company's stockholders of a plan of complete liquidation or dissolution of the Company.

    5.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in the Plan. Neither the Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company or any of its subsidiaries or affiliates, or shall affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

    5.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Stock of the Company which are subject to an option granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Stock.

    5.11 GOVERNING LAW. The Plan, each option granted hereunder and the related Award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

    5.12 SEVERABILITY. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

                                                                       EXHIBIT C

                    AMENDMENT TO PARAGRAPH (A) OF ARTICLE IV
             OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

                                   ARTICLE IV
                                 CAPITALIZATION

    (a) AUTHORIZED SHARES. The total number of shares of all classes of stock which the corporation shall have authority to issue is two hundred thirty million (230,000,000) shares, consisting of one hundred million (100,000,000) Common Shares, with a par value of $1.00 per share; sixty million (60,000,000) Series A Common Shares, with a par value of $1.00 per share; sixty million (60,000,000) Series B Common Shares, with a par value of $1.00 per share; and ten million (10,000,000) shares of Preferred Stock, with a par value of $1.00 per share.

PROXY     PROXY



                 PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
      THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                           AERIAL COMMUNICATIONS, INC.
                           TO BE HELD ON MAY 12, 1997

     The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald W. Warkentin, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1997 Annual Meeting of the Shareholders of Aerial Communications, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, as designated on the reverse side hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 5. HOLDERS OF COMMON SHARES ARE NOT BEING ASKED FOR A PROXY FOR PROPOSAL 4.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 5.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE
                           (CONTINUED ON REVERSE SIDE)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /x/

                                   FOR the        WITHHOLD AUTHORITY
                                   Nominees       to Vote for the Nominees

1.   Election of Directors             / /                   / /
        Class I - John D. Foster
        Class II - James Barr III
        Class III - Thomas W. Wilson, Jr.

     INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY NOMINEE, STRIKE THROUGH
                   THAT NOMINEE'S NAME ABOVE.

2.   Approval of the                         FOR       AGAINST        ABSTAIN
     1996 Employee Stock Purchase Plan        / /        / /           / /


3.   Approval of the                         FOR       AGAINST        ABSTAIN
     1996 Long-Term Incentive Plan            / /       / /             / /


4.   Amendment to Restated Certificate            [Not Applicable]
     of Incorporation

                                             FOR       AGAINST        ABSTAIN
5.   Ratify Accountants for 1997              / /       / /             / /

6. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof



Dated:_________________, 1997

Please Sign Here_________________________________

Please Sign Here_________________________________

(Note: Please date this proxy and sign it exactly as your name or names appear hereon. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.)